The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-161751 and 333-161751-01

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION, DATED JUNE 21, 2012

(to Prospectus dated November 15, 2010)

$

BioMed Realty, L.P.

        % Senior Notes due

fully and unconditionally guaranteed by

BioMed Realty Trust, Inc.

The notes will bear interest at the rate of          % per year, payable on                      and                      of each year, beginning                                . The notes will mature on                     . The notes will be fully and unconditionally guaranteed by BioMed Realty Trust, Inc., which has no material assets other than its investment in us. We may redeem some or all of the notes at any time at the redemption prices and as described under the caption “Description of Notes — Our Redemption Rights.” If the notes are redeemed on or after      days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the notes being redeemed. We will issue the notes only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured indebtedness and be effectively subordinated in right of payment to all of our existing and future secured indebtedness (to the extent of the collateral securing such indebtedness) and to all existing and future liabilities and preferred equity of our subsidiaries.

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any national securities exchange. There is currently no public market for the notes.

You should carefully consider the risks that we have described in “Risk Factors”

beginning on page S-5 of this prospectus supplement and page 1 of the accompanying prospectus, as well as those described in BioMed Realty Trust, Inc.’s and BioMed Realty, L.P.’s most recent Annual Report on Form 10-K, before deciding to invest in our notes.

	Per Note	Total
Public offering price(1)%		$
Underwriting discount	%	$
Proceeds, before expenses, to us	%	$

(1) Plus accrued interest from June     , 2012 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect the notes will be ready for delivery in book-entry form through The Depository Trust Company on or about June     , 2012.

Joint Book-Running Managers

Wells Fargo Securities	KeyBanc Capital Markets	Morgan Stanley	UBS Investment Bank

The date of this prospectus supplement is June     , 2012.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different from that contained in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may provide you in connection with the sale of notes offered hereby. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated herein by reference, is accurate only as of their respective dates or on other dates which are specified in those documents, regardless of the time of delivery of this prospectus supplement or of any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Also, documents we subsequently file with the Securities and Exchange Commission and incorporate by reference will contain forward-looking statements. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	adverse economic or real estate developments in the life science industry or in our target markets, including the inability of our tenants to obtain funding to run their businesses,

•	our dependence on significant tenants,

•	our failure to obtain necessary outside financing on favorable terms or at all, including the continued availability of our unsecured line of credit,

•	general economic conditions, including downturns in foreign, domestic and local economies,

•	volatility in financial and securities markets,

•	defaults on or non-renewal of leases by tenants,

•	our inability to compete effectively,

•	changes in interest rates and foreign currency exchange rates,

•	increased operating costs,

•	our inability to successfully complete real estate acquisitions, developments and dispositions,

•	risks and uncertainties affecting property development and construction,

•	our failure to manage effectively our growth and expansion into new markets or to successfully operate acquired properties and operations,

•	our ownership of properties outside of the United States that subject us to different and potentially greater risks than those associated with our domestic operations,

•	reductions in asset valuations and related impairment charges,

•	the loss of services of one or more of our executive officers,

•	BioMed Realty Trust, Inc.’s failure to qualify or continue to qualify as a real estate investment trust, or REIT,

•	our failure to maintain our investment grade corporate credit ratings or a downgrade in our investment grade corporate credit ratings from one or more of the rating agencies,

•	government approvals, actions and initiatives, including the need for compliance with environmental requirements,

•	the effects of earthquakes and other natural disasters,

S-ii

•	lack of or insufficient amounts of insurance, and

•	changes in real estate, zoning and other laws and increases in real property tax rates.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and page 1 of the accompanying prospectus as well as those risks incorporated therein from BioMed Realty Trust, Inc.’s and BioMed Realty, L.P.’s most recent Annual Report on Form 10-K, as updated by their future filings with the Securities and Exchange Commission.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, which is the accompanying prospectus, gives more general information, some of which may not apply to this offering.

If the description of this offering varies between the prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement.

This summary may not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including the financial statements and related notes as well as the “Risk Factors” section in BioMed Realty Trust, Inc.’s and BioMed Realty, L.P.’s most recent Annual Report on Form 10-K and other filings under the Exchange Act that are incorporated by reference. References in this prospectus supplement to the “Company” or the “guarantor” refer to BioMed Realty Trust, Inc., a Maryland corporation. References in this prospectus supplement to “we,” “our” and “us” refer to the Company, together with its consolidated subsidiaries, including BioMed Realty, L.P. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to our “operating partnership” or the “operating partnership” refer to BioMed Realty, L.P., a Maryland limited partnership, together with its consolidated subsidiaries.

Our Company

The Company operates as a REIT focused on acquiring, developing, owning, leasing and managing laboratory and office space for the life science industry. Our tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. Our properties are generally located in markets with well-established reputations as centers for scientific research, including Boston, San Francisco, San Diego, Maryland, New York/New Jersey, Pennsylvania and Seattle.

The Company and our operating partnership were formed in Maryland on April 30, 2004 and commenced operations on August 11, 2004, after the Company completed its initial public offering. As of June 15, 2012, we owned or had interests in a property portfolio with an aggregate of approximately 13.0 million rentable square feet.

Our senior management team has significant experience in the real estate industry, principally focusing on properties designed for life science tenants. We operate as a fully integrated, self-administered and self-managed REIT, providing property management, leasing, development and administrative services to our properties. As of June 15, 2012, we had 168 employees.

Our principal offices are located at 17190 Bernardo Center Drive, San Diego, California 92128. Our telephone number at that location is (858) 485-9840. Our website is located at www.biomedrealty.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission.

Recent Developments

Granta Park Acquisition

In June 2012, we acquired Granta Park, comprising eleven laboratory and office buildings and a total of approximately 472,200 square feet of space, as well as approximately 138,400 square feet of development and expansion rights, in Cambridge, United Kingdom. The purchase price for the property was £126.8 million, or approximately $196.0 million (based on the exchange rate in effect as of June 8, 2012), excluding transaction costs.

Granta Park is fully leased to a diversified roster of eleven tenants, including global pharmaceutical and biotechnology organizations, with an average remaining lease term of more than eight years. With this acquisition, we expanded our current tenant relationships with MedImmune (and its parent company AstraZeneca) and Pfizer. In addition, Granta Park is home to new tenants Gilead Sciences, Pharmaceutical Product Development, UCB and Vernalis. We incurred transaction costs of approximately $12.0 million, including transfer taxes, brokerage commissions and legal, tax and advisory fees, which will be reflected as transaction costs in our second quarter 2012 financial results. We expect to provide revised 2012 earnings and FFO guidance in our second quarter 2012 earnings press release that incorporates the estimated impact of this transaction.

Land Purchase and Ground Lease to Advanced BioHealing (a subsidiary of Shire)

In June 2012, we acquired two parcels of land, comprising in the aggregate approximately 28 adjacent acres in San Diego, California for a purchase price of approximately $47.0 million, excluding transaction costs. Concurrently with the acquisition, we entered into a long-term ground lease for both sites with Advanced BioHealing (ABH), a regenerative medicine company and a subsidiary of Shire, which develops, manufactures and commercializes living cell-based therapies. ABH intends to construct office, laboratory, warehouse and manufacturing facilities totaling in excess of 150,000 square feet on the site commencing in early 2013. The site can accommodate future expansion of up to a total of 800,000 square feet.

Additional Investment Activities

In February 2012, we entered into an agreement to purchase the property located at 9900/9901 Belward Drive in Rockville, Maryland for approximately $26.2 million. We expect the two building property comprising 106,500 square feet of laboratory and office space to be approximately 93% leased at closing. In connection with the purchase, we plan to assume loans secured by mortgages on the two buildings with an aggregate principal balance of approximately $24.1 million, a weighted-average interest rate of approximately 5.64% and maturity dates in July 2017. We expect the acquisition to close in June 2012; however, this transaction is subject to certain closing conditions, and we can provide no assurances that the transaction will close on the terms described herein, or at all.

In April 2012, we completed the exchange of our Forbes Boulevard property in South San Francisco, California for 550 Broadway Street, a property located adjacent to the Stanford Medicine Outpatient Center in Redwood City, California and owned and occupied by a life sciences company. In connection with the exchange, we leased back 100% of the newly acquired property to the life sciences company.

In April 2012, we purchased the property located at 6122-6126 Nancy Ridge Drive in the Sorrento Valley submarket of San Diego, California for approximately $20.0 million, with $7.9 million paid at closing and a $12.1 million deposit paid in 2007. Comprised of 68,000 square feet, the property is 100% leased to Arena Pharmaceuticals and is adjacent to our 6114-6154 Nancy Ridge Drive property, which is also fully leased to Arena. This transaction was completed pursuant to a purchase option resulting from our acquisition of the 6114-6154 Nancy Ridge Drive property in 2007.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section entitled “Description of Notes” of this prospectus supplement contains a more detailed description of the terms and conditions of the notes and the indenture governing the notes. For purposes of this section entitled “— The Offering” and the section entitled “Description of Notes,” references to “we,” “us,” and “our” or “BioMed Realty, L.P.” refer only to BioMed Realty, L.P. and not to its subsidiaries or BioMed Realty Trust, Inc.

Issuer of Notes	BioMed Realty, L.P.
Guarantor	BioMed Realty Trust, Inc.
Notes Offered	$ aggregate principal amount.
Ranking of Notes	The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. However, the notes will be effectively subordinated to all of our existing and future secured indebtedness (to the extent of the collateral securing such indebtedness) and to all existing and future liabilities and preferred equity of our subsidiaries, including guarantees provided by our subsidiaries under our unsecured line of credit.

Guarantee	The notes will be fully and unconditionally guaranteed by BioMed Realty Trust, Inc. The guarantee will be a senior unsecured obligation of BioMed Realty Trust, Inc. and will rank equally in right of payment with other senior unsecured obligations of BioMed Realty Trust, Inc. BioMed Realty Trust, Inc. has no material assets other than its investment in us.

Interest	The notes will bear interest at a rate of % per year. Interest will be payable semi-annually in arrears on and of each year, beginning .
Maturity	The notes will mature on unless previously redeemed by us at our option prior to such date.

Our Redemption Rights	At any time before days prior to the maturity date, we may redeem the notes at our option and in our sole discretion, in whole or from time to time in part, at the redemption price specified herein. If the notes are redeemed on or after days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the notes being redeemed. See “Description of Notes — Our Redemption Rights” in this prospectus supplement.

Certain Covenants

The indenture governing the notes contains certain covenants that, among other things, limit our, our guarantor’s and our subsidiaries’ ability to:

•    consummate a merger, consolidation or sale of all or substantially all of our assets, and

•    incur secured and unsecured indebtedness.

These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes” in this prospectus supplement.

Use of Proceeds	We expect that the net proceeds of this offering will be approximately $ million, after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds of this offering to repay a portion of the outstanding indebtedness under our unsecured line of credit and for other general corporate and working capital purposes. See “Use of Proceeds” in this prospectus supplement.

Trading	The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.

Book-Entry Form	The notes will be issued in the form of one or more fully-registered global notes in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in the global certificate representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances.

Additional Notes	We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby.

Risk Factors	You should carefully consider the risks described in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-5 and page 1 of the accompanying prospectus, as well as those described in BioMed Realty Trust, Inc.’s and BioMed Realty, L.P.’s most recent Annual Report on Form 10-K and other filings under the Exchange Act that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in the notes.

RISK FACTORS

Investment in the notes offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. In addition to the information presented in this prospectus supplement and the accompanying prospectus and the risk factors in BioMed Realty Trust, Inc.’s and BioMed Realty, L.P.’s most recent Annual Report on Form 10-K and other filings under the Exchange Act that are incorporated by reference in this prospectus supplement and the accompanying prospectus, you should consider carefully the following risk factors before deciding to invest in the notes.

Risks Related to Granta Park Acquisition and International Operations Generally

Our ownership of Granta Park in the United Kingdom and future activities outside the United States may subject us to risks different from and potentially greater than those associated with our domestic operations.

In June 2012, we acquired Granta Park, comprising eleven laboratory and office buildings and a total of approximately 472,200 square feet of space, as well as approximately 138,400 square feet of development and expansion rights, in Cambridge, United Kingdom. The purchase price for the property was £126.8 million, or approximately $196.0 million (based on the exchange rate in effect as of June 8, 2012), excluding transaction costs. In addition to Granta Park, in the future we may underwrite and acquire other properties or interests in real estate related entities in international markets that are new to us. Our international investments, consisting only of Granta Park, constituted 3.8% of our total gross assets as of March 31, 2012, pro forma for the Granta Park acquisition.

International development, ownership and operating activities involve risks that are different from and potentially greater than those we face with respect to our domestic properties and operations. These risks include but are not limited to:

•	our limited knowledge of and relationships with sellers, tenants, contractors, suppliers or other parties in these markets;

•

challenges in managing and integrating international operations, development and redevelopment, including difficulty in hiring qualified management, sales and construction personnel and service providers in a timely fashion;

•	changes in foreign political, regulatory and economic conditions, including regionally, nationally and locally;

•	challenges of complying with a wide variety of foreign laws and regulations, including those relating to real estate, corporate governance, operations, taxes, employment and legal proceedings;

•

establishing effective controls and procedures to regulate the operations of new offices and to monitor compliance with U.S. laws and regulations such as the Foreign Corrupt Practices Act and similar foreign laws and regulations;

•	adverse effects of changes in exchange rates for foreign currencies;

•	challenges with respect to the repatriation of foreign earnings;

•	differences in lending practices; and

•	differences in languages, cultures and time zones.

The realization of any of these risks could have an adverse impact on our results of operations and financial condition.

We are subject to risks from potential fluctuations in exchange rates between the U.S. dollar and foreign currencies.

We acquired Granta Park in June 2012, and may acquire additional properties in the United Kingdom or in other countries where the U.S. dollar is not the local currency. As a result, we are subject to international currency risk from the potential fluctuations in exchange rates between the U.S. dollar and the local currency. A significant decrease in the value of the British pound or other currencies in countries where we may have an investment could materially affect our results of operations. We may attempt to mitigate such effects by borrowing in the local foreign currency in which we invest and, under certain circumstances, by hedging exchange rate fluctuations; however, access to capital may be more restricted, or unavailable on favorable terms or at all, in certain locations, and we cannot assure you that our efforts will successfully neutralize all international currency risks. In addition, any international currency gain recognized with respect to changes in exchange rates may not qualify under the 75% gross income test or the 95% gross income test that we must satisfy annually in order to qualify and maintain our status as a REIT.

Risks Related to this Offering

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes will be our senior unsecured obligations and will rank equally in right of payment with each other and with all of our other senior unsecured indebtedness. However, the notes will be effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness. The indenture governing the notes places limitations on our ability to incur secured indebtedness, but does not prohibit us from incurring secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full. As of March 31, 2012, we had outstanding $556.3 million of secured indebtedness and $1.3 billion of senior unsecured indebtedness (excluding trade payables, distributions payable, accrued expenses and committed letters of credit).

The notes will also be effectively subordinated to all existing and future unsecured and secured liabilities and preferred equity of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders. All of the $556.3 million of secured indebtedness we had outstanding as of March 31, 2012 was attributable to indebtedness of our subsidiaries.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

Holders of our currently outstanding 3.75% exchangeable senior notes due 2030 (the Notes due 2030) have the right to require us to repurchase the Notes due 2030 for cash on specified dates or upon the occurrence of designated events. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to make the required repurchase of the Notes due 2030 in cash at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms, or at all. Similarly, BioMed Realty Trust, Inc. may not have sufficient funds with which to pay such amounts in respect of its guarantee of the Notes due 2030. In addition, our ability to make the required repurchase may be limited by law or the terms of other debt agreements or securities, as may be BioMed Realty Trust, Inc.’s ability to make payments in respect of its guarantee on such notes. Our failure to make the required repurchase of the Notes due

2030, and BioMed Realty Trust, Inc.’s failure to pay such amounts pursuant to its guarantee of the Notes due 2030, would constitute an event of default under the indenture governing the Notes due 2030 which, in turn, could constitute an event of default under other debt agreements, thereby resulting in their acceleration and required prepayment and further restricting our ability to make such payments and repurchases.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition and market conditions at the time, and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity or delaying capital expenditures, or strategic acquisitions and alliances, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.

BioMed Realty Trust, Inc. has no significant operations and no material assets, other than its investment in us.

The notes will be fully and unconditionally guaranteed by BioMed Realty Trust, Inc. However, BioMed Realty Trust, Inc. has no significant operations and no material assets, other than its investment in us. Furthermore, BioMed Realty Trust, Inc.’s guarantee of the notes will be effectively subordinated to all existing and future unsecured and secured liabilities and preferred equity of its subsidiaries (including us and any entity BioMed Realty Trust, Inc. accounts for under the equity method of accounting). As of March 31, 2012, the total indebtedness of BioMed Realty Trust, Inc.’s subsidiaries (including us) was approximately $1.8 billion (excluding trade payables, distributions payable, accrued expenses and committed letters of credit). As a result, the guarantee by BioMed Realty Trust, Inc. provides little, if any, additional credit support for the notes.

There is currently no trading market for the notes, and an active liquid trading market for the notes may not develop or, if it develops, may not be maintained or be liquid. The failure of an active liquid trading market for the notes to develop or be maintained would likely adversely affect the market price and liquidity of the notes.

The notes are a new issue of securities, and there is currently no existing trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active trading market may not develop for the notes and, even if one develops, may not be maintained. If an active trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected, and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of BioMed Realty, L.P., BioMed Realty Trust, Inc. and our subsidiaries, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control.

The indenture governing the notes contains restrictive covenants that limit our operating flexibility.

The indenture governing the notes contains financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

•	consummate a merger, consolidation or sale of all or substantially all of our assets, and

•	incur additional secured and unsecured indebtedness.

In addition, the credit agreements governing our unsecured line of credit and unsecured senior term loan require us to meet specified financial covenants relating to a minimum amount of net worth, fixed charge coverage, unsecured debt service coverage, overall leverage and unsecured leverage ratios, the maximum amount of secured indebtedness and certain investment limitations. The mortgage note secured by our Center for Life Science | Boston property includes a financial covenant relating to a minimum amount of net worth. These covenants may restrict our ability to expand or fully pursue our business strategies. The indentures governing our 3.85% senior notes due 2016 (the Notes due 2016), 6.125% senior notes due 2020 (the Notes due 2020) and the Notes due 2030 also contain certain covenants. Our ability to comply with these and other provisions of the indenture governing the notes, the indentures governing the Notes due 2016, the Notes due 2020 and the Notes due 2030, and our credit agreements may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting us. The breach of any of these covenants, including those contained in our credit agreements, the indentures governing the Notes due 2016, the Notes due 2020 and the Notes due 2030 and the indenture governing the notes, could result in a default under our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.

Despite our substantial indebtedness, we or our subsidiaries may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on the notes.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The indenture governing the Notes due 2030 does not limit our ability or that of our subsidiaries to incur additional debt. Although the credit agreements governing our unsecured line of credit and unsecured senior term loan and the indentures governing the Notes due 2016 and the Notes due 2020 limit, and the indenture governing the notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we or our subsidiaries incur additional indebtedness or other such obligations, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of or interest on the notes.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as the guarantee provided by BioMed Realty Trust, Inc., could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee,

•	was insolvent or rendered insolvent by reason of the incurrence of the guarantee,

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital, or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets,

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature, or

•	it could not pay its debts as they become due.

The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against such guarantor or the benefit of the assets of such guarantor constituting collateral that purportedly secured such guarantee. In addition, the court might direct holders of the notes to repay any amounts already received from a guarantor. If the court were to void BioMed Realty Trust, Inc.’s guarantee, we cannot assure you that funds would be available to pay the notes from any of our subsidiaries or from any other source.

An increase in interest rates could result in a decrease in the relative value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Several of the underwriters may have conflicts of interest that arise out of contractual relationships they or their affiliates have with us.

We intend to use the net proceeds of this offering to repay a portion of the outstanding indebtedness under our $750.0 million unsecured line of credit. Affiliates of certain of the underwriters, including each of the joint book-running managers, are lenders under our unsecured line of credit. As a result, a portion of the net proceeds of this offering will be received by these affiliates. Because they will receive a portion of the net proceeds of this offering, these underwriters and their affiliates have an interest in the successful completion of this offering beyond the customary underwriting discounts and commissions received by the underwriters in this offering, which could result in a conflict of interest and cause them to act in a manner that is not in the best interests of us or our investors in this offering. To the extent any one underwriter, together with its affiliates, receives 5% or more of the net proceeds from this offering, such underwriter would be considered to have a “conflict of interest” with us in regards to this offering under Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. See “Underwriting (Conflicts of Interest) — Conflicts of Interest” in this prospectus supplement.

USE OF PROCEEDS

We expect that the net proceeds of this offering will be approximately $         million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to repay a portion of the outstanding indebtedness under our unsecured line of credit and for other general corporate and working capital purposes.

As of June 15, 2012, we had $331.0 million outstanding under our unsecured line of credit. These borrowings were used to fund property acquisitions and development activities, the repayment of a $6.3 million mortgage note secured by one of our properties, and for other general corporate and working capital purposes. The unsecured line of credit matures on July 13, 2015 and bears interest at a floating rate equal to, at our option, either (1) reserve adjusted LIBOR plus a spread which ranges from 100 to 205 basis points, depending on our credit ratings, or (2) the highest of (a) the prime rate then in effect plus a spread which ranges from 0 to 125 basis points, (b) the federal funds rate then in effect plus a spread which ranges from 50 to 175 basis points or (c) the one-month LIBOR plus a spread which ranges from 100 to 205 basis points, in each case, depending on our credit ratings. As of March 31, 2012, we had $26.0 million in outstanding borrowings on our unsecured line of credit, with a weighted-average interest rate of 1.79%. We may, in our sole discretion, extend the maturity of the unsecured line of credit to July 13, 2016 after satisfying certain conditions and paying an extension fee.

Affiliates of certain of the underwriters, including each of the joint book-running managers, are lenders under our unsecured line of credit. A portion of the net proceeds of this offering will be received by these affiliates because we intend to use the net proceeds to repay borrowings under our unsecured line of credit. See “Underwriting (Conflicts of Interest) — Conflicts of Interest” in this prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth BioMed Realty Trust, Inc.’s ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods shown:

	Three Months Ended March 31, 2012	Year Ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	1.3	1.5	1.4	1.7	1.3	1.2
Ratio of earnings to combined fixed charges and preferred stock dividends	1.1	1.2	1.2	1.4	1.1	1.0

The following table sets forth BioMed Realty, L.P.’s ratios of earnings to fixed charges and earnings to combined fixed charges and preferred unit distributions for the periods shown:

	Three Months Ended March 31, 2012	Year Ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	1.3	1.5	1.4	1.7	1.3	1.2
Ratio of earnings to combined fixed charges and preferred unit distributions	1.1	1.2	1.2	1.4	1.1	1.0

The ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. The ratios of earnings to combined fixed charges and preferred stock dividends or preferred unit distributions, as applicable, are computed by dividing earnings by combined fixed charges and preferred stock dividends or preferred unit distributions, as applicable. “Earnings” consist of net income (loss) before noncontrolling interests and fixed charges, “fixed charges” consist of interest expense, capitalized interest and amortization of deferred financing fees, whether expensed or capitalized, and interest within rental expense, and “preferred stock dividends” or “preferred unit distributions,” as applicable, consist of the amount of pre-tax earnings required to pay dividends or distributions on BioMed Realty Trust, Inc.’s 7.375% Series A cumulative redeemable preferred stock or BioMed Realty, L.P.’s Series A preferred units, as applicable.

CAPITALIZATION

The following table sets forth the historical consolidated capitalization of BioMed Realty, L.P. as of March 31, 2012 and our pro forma consolidated capitalization as of March 31, 2012, as adjusted to give effect to (1) the application of the estimated net proceeds of this offering, (2) the repayment of a $6.3 million mortgage note secured by one of our properties, and (3) borrowings of $305.0 million under our unsecured line of credit after March 31, 2012, used to fund acquisition and development activities and the repayment of the mortgage note, and for other general corporate and working capital purposes.

	Historical Consolidated	Pro Forma Consolidated as Adjusted
	($ in 000s)	($ in 000s)
Debt:
Mortgage notes payable(1)	$556,258	$549,916
Notes due 2016(2)	400,000	400,000
Notes due 2020(3)	250,000	250,000
Notes due 2030	180,000	180,000
Unsecured senior term loan	400,000	400,000
Notes offered hereby	—
Unsecured line of credit	26,000
Noncontrolling interests	(248)	(248)
Partners’ capital	2,577,968	2,577,968

Total capitalization	$4,389,978	$

(1)	Amount excludes debt premiums of $2.9 million recorded upon the assumption of the outstanding indebtedness in connection with our purchase of the corresponding properties.
(2)	Amount excludes a debt discount of $2.1 million.
(3)	Amount excludes a debt discount of $2.2 million.

DESCRIPTION OF NOTES

The following description supplements, and to the extent inconsistent, amends and supersedes the description appearing in the accompanying prospectus under “Description of Debt Securities and Related Guarantees.” The following description summarizes certain terms and provisions of the notes and the indenture, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are deemed a part. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. As used in this section, unless stated otherwise, the terms “we,” “us,” “our” or “BioMed Realty, L.P.” refer to BioMed Realty, L.P. and not to any of its subsidiaries, and references to the “Company” or “guarantor” refer solely to BioMed Realty Trust, Inc. and not to any of its subsidiaries.

General

The notes will be issued pursuant to an indenture entered into on March 30, 2011 among us, the Company, as guarantor, and U.S. Bank National Association, as trustee (the base indenture), as supplemented by a supplemental indenture to be entered into among us, the Company, as guarantor, and the trustee (the supplemental indenture, and together with the base indenture, the indenture). You may request copies of the indenture and the form of the notes from us as described in “Where You Can Find More Information” in the accompanying prospectus.

The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described in the accompanying prospectus under “Description of Debt Securities and Related Guarantees — Transfer and Exchange — Global Debt Securities and Book-Entry System.” The registered holder of a note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, except a Saturday, Sunday or legal holiday in The City of New York on which banking institutions or the corporate trust office of the trustee are authorized or required by law, regulation or executive order to close. All payments will be made in U.S. dollars.

The notes will be fully and unconditionally guaranteed by the Company on a senior unsecured basis. See “— Guarantee” below.

The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-United States holders of the notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. See “Supplemental Material United States Federal Income Tax Considerations” below and “Material United States Federal Income Tax Considerations” in the accompanying prospectus. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the notes and payments upon a redemption of notes.

Ranking

The notes will be our senior unsecured obligations and will rank equally with each other and with all of our other senior unsecured indebtedness. However, the notes will be effectively subordinated to our existing and future mortgages and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future preferred equity and liabilities, whether secured or unsecured, of our subsidiaries, including guarantees provided by our subsidiaries under our unsecured line of credit. As of March 31, 2012, we had outstanding $556.3 million of secured indebtedness and $1.3 billion of senior unsecured indebtedness (exclusive of trade payables, distributions payable, accrued expenses and committed letters of credit). All of the $556.3 million of secured indebtedness we had outstanding as of March 31, 2012 was attributable to indebtedness of our subsidiaries.

Except as described under “— Certain Covenants” and “— Limitations on Mergers and Other Transactions” in this prospectus supplement, the indenture governing the notes does not prohibit us or any of our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor does the indenture afford holders of the notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction, (2) a change of control of us or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of our assets or similar transaction that may adversely affect the holders of the notes. We may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that may increase the amount of our indebtedness or substantially change our assets, which may have an adverse effect on our ability to service our indebtedness, including the notes. See “Risk Factors — Risks Related to this Offering — The effective subordination of the notes may limit our ability to satisfy our obligations under the notes” in this prospectus supplement.

Additional Notes

The notes will initially be limited to an aggregate principal amount of $            . We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

Interest

Interest on the notes will accrue at the rate of         % per year from and including                 , 2012 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on                 and                 of each year, beginning                             . The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the                 or                 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If we redeem the notes in accordance with the terms of such note, we will pay accrued and unpaid interest and premium, if any, to the holder that surrenders such note for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Maturity

The notes will mature on                 ,                 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described in this section under “— Our Redemption Rights” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Our Redemption Rights

At any time before      days prior to the maturity date, we may redeem the notes at our option and in our sole discretion, in whole or from time to time in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; or

•

as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus                  basis points (        %),

plus, in each case, accrued and unpaid interest thereon to the redemption date.

If the notes are redeemed on or after      days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the notes being redeemed.

As used herein:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (1) any primary U.S. Government securities dealer (a Primary Treasury Dealer) selected by Wells Fargo Securities, LLC or its successor; provided, however, that if any Reference Treasury Dealer ceases to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer; and (2) any three other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or such other method it deems fair and appropriate or is required by the depository for the notes.

In the event of any redemption of notes in part, we will not be required to:

•

issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of the notes to be so redeemed; or

•	register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the notes on the redemption date, then on and after such date:

•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

We will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Certain Covenants

Limitation on Total Outstanding Debt. The notes will provide that we will not, and will not permit any subsidiary to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the indenture governing the notes, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (1) Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

Secured Debt. In addition to the foregoing limitation on the incurrence of Debt, the notes will provide that we will not, and will not permit any subsidiary to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the indenture governing the notes, secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any of our subsidiaries’ property if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or our subsidiaries’ property is greater than 40% of the sum of (without duplication) (1) Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any of our subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt; provided that for purposes of this limitation, the amount of obligations under capital leases shown as a liability on our consolidated balance sheet shall be deducted from Debt and from Total Assets.

Ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge. Furthermore, the notes also will provide that we will not, and will not permit any of our subsidiaries to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the indenture governing the notes, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1.0, on an unaudited pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that: (1) such Debt and any other Debt incurred by us and our subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (2) the repayment or retirement of any other Debt by us and our subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (3) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition being included in such unaudited pro forma calculation; and (4) in the case of any acquisition or disposition by us or our subsidiaries of any asset or group of assets or other placement of any assets in service or removal of any assets from service by us or any of our subsidiaries since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition, disposition, placement in service or removal from service, or any related repayment of Debt had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition, disposition, placement in service or removal from service, being included in such unaudited pro forma calculation.

Maintenance of Unencumbered Total Asset Value. The notes will provide that we, together with our subsidiaries, will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate outstanding principal amount of all our and our subsidiaries’ unsecured Debt, taken as a whole.

Insurance. The notes will provide that we will, and will cause each of our subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by persons engaged in similar businesses or as may be required by applicable law.

As used herein:

“Acquired Debt” means Debt of a person (1) existing at the time such person becomes our subsidiary or (2) assumed in connection with our acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming a subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of our related acquisition of assets from any person or the date the acquired person becomes our subsidiary.

“Annual Debt Service Charge” as of any date means the amount of interest expense determined on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Income Available for Debt Service” means, for any period, Earnings from Operations of us and our subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) Annual Debt Service Charge of us and our subsidiaries, (2) provision for taxes of us and our subsidiaries based on income, (3) provisions for gains and losses on properties and depreciation and amortization, (4) increases in deferred taxes and other non-cash items, (5) depreciation and amortization with respect to interests in joint venture and partially owned entity investments, (6) the effect of any charge resulting from a change in accounting principles in determining Earnings from Operations for such period, and (7) amortization of deferred charges.

“Debt” means any of our or any of our subsidiaries’ indebtedness, whether or not contingent, in respect of (without duplication) (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any subsidiary, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such person or, in the case of us or a subsidiary of us, by the Company’s board of directors) of the property subject to such mortgage, pledge, lien, charge, encumbrance or security interest, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, or (4) any lease of property by us or any of our subsidiaries as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles; but only to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles. The term “Debt” also includes, to the extent not otherwise included, any obligation of us or any of our subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business or for the purposes of guaranteeing the payment of all amounts due and owing pursuant to leases to which we are a party and have assigned our interest, provided that such assignee of ours is not in default of any amounts due and owing under such leases), Debt of another person (other than us or any of our subsidiaries) (it being understood that Debt shall be deemed to be incurred by us or any of our subsidiaries whenever we or such subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

“Earnings from Operations” means, for any period, net income or loss of us and our subsidiaries, excluding (1) provisions for gains and losses on sales of investments or joint ventures; (2) provisions for gains and losses on disposition of discontinued operations; (3) extraordinary and non-recurring items; and (4) impairment charges, property valuation losses and non-cash charges necessary to record interest rate contracts at fair value; plus amounts received as rent under leases which are accounted for as financing arrangements net of related interest income, as reflected in the consolidated financial statements of us and our subsidiaries for such period determined in accordance with generally accepted accounting principles.

“Intercompany Debt” means Debt to which the only parties are any of us, the Company and any subsidiary; provided, however, that with respect to any such Debt of which we or the Company is the borrower, such Debt is subordinate in right of payment to the notes.

“Total Assets” as of any date means the sum of (1) our and all of our subsidiaries’ Undepreciated Real Estate Assets and (2) all of our and our subsidiaries’ other assets determined in accordance with generally accepted accounting principles (but excluding accounts receivable and acquisition intangibles, including goodwill).

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of our and our subsidiaries’ real estate assets on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unencumbered Total Asset Value” as of any date means the sum of (1) those Undepreciated Real Estate Assets not encumbered by any mortgage, lien, charge, pledge or security interest and (2) all of our and our subsidiaries’ other assets on a consolidated basis determined in accordance with generally accepted accounting principles (but excluding accounts receivable and acquisition intangibles, including goodwill), in each case which are unencumbered by any mortgage, lien, charge, pledge or security interest; provided, however, that, in determining Unencumbered Total Asset Value for purposes of the covenant set forth above in “— Maintenance of Unencumbered Total Asset Value,” all investments by the Company and any subsidiary in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities accounted for financial reporting purposes using the equity method of accounting in accordance with U.S. generally accepted accounting principles shall be excluded from Unencumbered Total Asset Value.

Guarantee

The Company will fully, unconditionally and absolutely guarantee our obligations under the notes, including the due and punctual payment of principal of and interest on the notes and all other amounts due and payable under the indenture, when and as such principal and interest shall become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with other senior unsecured obligations of the Company. The Company has no material assets other than its investment in us.

Limitations on Mergers and Other Transactions

We and the Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•

we are, or the Company is, the surviving entity, or the successor person (if other than us or the Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our or the Company’s obligations on the debt securities or the guarantee and under the indenture;

•

immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	certain other conditions are met.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which we are not the surviving entity, the successor person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of ours under the indenture, and we shall be released from our obligations and covenants under the notes and the indenture.

Events of Default

The indenture provides that the following events are “Events of Default” with respect to the notes:

•

default in the payment of any interest on the notes when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of, premium on or redemption price due with respect to, the notes when due and payable;

•

failure to pay any indebtedness for money borrowed by us, the Company or any subsidiary in which we have invested at least $50,000,000 in capital (a Significant Subsidiary), in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding notes);

•

default in the performance or breach of any other covenant or warranty by us or the Company in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than this series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding notes as provided in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization of us, the Company or any Significant Subsidiary.

No Event of Default with respect to the notes (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of our debt securities. The occurrence of an Event of Default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an Event of Default with respect to the notes occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on all of the notes. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding notes. At any time after a declaration of acceleration with respect to notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding notes may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to the notes, have been cured or waived as provided in the indenture.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding notes, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

No holder of the notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to the notes; and

•

the holders of at least 25% in principal amount of the outstanding notes have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of at least 25% in principal amount of the outstanding notes a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of the notes will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in the notes and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of the notes of any default or Event of Default (except in payment on any debt securities of that series) with respect to the notes if it in good faith determines that withholding notice is in the interest of the holders of the notes.

Modification and Waiver

See “Description of Debt Securities and Related Guarantees — Modification and Waiver” in the accompanying prospectus.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

See “Description of Debt Securities and Related Guarantees — Defeasance of Debt Securities and Certain Covenants in Certain Circumstances” in the accompanying prospectus.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar and paying agent for the notes, subject to replacement at our option.

If an Event of Default has occurred and is continuing, the trustee will exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The trustee may refuse to perform any duty or exercise any right or power at the request or direction of any holder of the notes unless it receives indemnity satisfactory to it against any loss, liability or expense.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No Conversion or Exchange Rights

The notes will not be convertible into or exchangeable for any capital stock of us or the Company.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder (past or present) of ours or the Company, as such, will have any liability for any of our obligations or those of the Company under the notes, the guarantee or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. None of us, the Company or the underwriters take responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the Participants) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the Indirect Participants). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the global notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the global notes; and

(2) ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global notes).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the notes for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture, we, the Company and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Company, the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its Participants.

Transfer and Exchange

See “Description of Debt Securities and Related Guarantees — Transfer and Exchange” in the accompanying prospectus.

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Notices

Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register; provided that notices given to holders holding notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing Law

The indenture, the notes and the guarantee will be governed by, and construed in accordance with, the law of the State of New York.

SUPPLEMENTAL MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The general summary of the material United States federal income tax considerations regarding our election to be taxed as a REIT and the ownership and disposition of the notes is set forth under the caption “Material United States Federal Income Tax Considerations” in the accompanying prospectus, as supplemented by our Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 8, 2011 and May 4, 2012. The summary set forth therein is for general information only and is not tax advice.

UNDERWRITING (CONFLICTS OF INTEREST)

We intend to offer the notes through the underwriters named below, for whom Wells Fargo Securities, LLC is acting as representative. Subject to the terms and conditions in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name:

Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC
KeyBanc Capital Markets Inc.
Morgan Stanley & Co. LLC
UBS Securities LLC

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the notes offered by this prospectus supplement, if any of the notes are purchased. The underwriters reserve the right to reject an order for the purchase of the notes in whole or in part.

We have agreed in the underwriting agreement to indemnify the underwriters against various liabilities that may arise in connection with this offering, including liabilities under the Securities Act. If we cannot indemnify the underwriters, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters propose to offer the notes directly to the public at the public offering price indicated on the cover page of this prospectus supplement and to certain dealers at that price less a concession not to exceed         % of the principal amount of the notes. The underwriters may allow, and those dealers may reallow, a concession not to exceed         % of the principal amount of the notes on sales to other dealers. After the public offering of the notes, the public offering price and other selling terms may change.

In connection with the offering, we expect to incur expenses, excluding the underwriting discount, of approximately $            . The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Us
Per note		%

The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes after completion of the offering and as permitted by applicable law. They are not obligated, however, to make a market in the notes and any market-making may be discontinued at any time at their sole discretion. However, we cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the notes will develop and continue after this offering. Accordingly, no assurance can be given as to the development or liquidity of any market for the notes.

In connection with the offering of the notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

Certain of the underwriters and their affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other services for us for which they have received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire long and/or short positions in such securities and instruments.

We expect that delivery of the notes will be made against payment therefor on or about June     , 2012, which will be the fifth business day following the date hereof (this settlement cycle being referred to as “T+5”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Conflicts of Interest

Affiliates of certain of the underwriters, including each of the joint book-running managers, are lenders under our unsecured line of credit. A portion of our outstanding borrowings under the unsecured line of credit will be repaid with the net proceeds of the sale of the notes. Such affiliates will receive their pro rata share from this offering used to reduce borrowings thereunder. To the extent any one underwriter, together with its affiliates, receives 5% or more of the net proceeds from this offering, such underwriter would be considered to have a “conflict of interest” with us in regards to this offering under FINRA Rule 5121. Because the notes offered hereby are investment grade rated, no qualified independent underwriter is required to be appointed in connection with this offering. However, as required by FINRA Rule 5121, the affected underwriters will not confirm sales to any account over which they exercise discretionary authority without the prior specific written consent of the account holder.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus

Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the placement contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive, in each case, in relation to such offer. Neither the Company nor the underwriters have authorised, nor do they authorise, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, (1) persons who are outside the United Kingdom or (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (3) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Finance Service and Market Act 2000 (“FSMA”) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Certain legal matters, including the validity of the notes offered hereby and BioMed Realty Trust, Inc.’s qualification as a REIT, will be passed upon for us by Latham & Watkins LLP, San Diego, California. Certain legal matters will be passed upon for the underwriters by DLA Piper LLP (US), Raleigh, North Carolina.

Venable LLP, Baltimore, Maryland, will issue an opinion to us regarding certain matters of Maryland law. Latham & Watkins LLP may rely upon the opinion of Venable LLP.

EXPERTS

The consolidated financial statements and financial statement schedule III of BioMed Realty Trust, Inc. and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements and financial statement schedule III of BioMed Realty, L.P. and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

BioMed Realty Trust, Inc.

Debt Securities

Guarantees

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Units

BioMed Realty, L.P.

Debt Securities

We may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	debt securities of BioMed Realty Trust, Inc., which may consist of debentures, notes or other types of debt,
•	debt securities of BioMed Realty, L.P., which may be fully and unconditionally guaranteed by BioMed Realty Trust, Inc. and may consist of debentures, notes or other types of debt,
•	shares of BioMed Realty Trust, Inc.’s common stock,
•	shares of BioMed Realty Trust, Inc.’s preferred stock,
•	shares of BioMed Realty Trust, Inc.’s preferred stock represented by depositary shares,
•	warrants to purchase BioMed Realty Trust, Inc.’s debt securities, preferred stock, common stock or depositary shares or BioMed Realty, L.P.’s debt securities,
•	rights to purchase shares of BioMed Realty Trust, Inc.’s common stock, and
•	units consisting of two or more of the foregoing.

We refer to the debt securities, guarantees, common stock, preferred stock, depositary shares, warrants, rights and units registered hereunder collectively as the “securities” in this prospectus.

The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and will include, where applicable:

•

in the case of debt securities, and as applicable, related guarantees, the specific title, aggregate principal amount, currency, form (which may be certificated or global), authorized denominations, maturity, rate (or manner of calculating the rate) and time of payment of interest, terms for redemption at our option or repayment at the holder’s option, terms for sinking fund payments, terms for conversion into shares of BioMed Realty Trust, Inc.’s common stock or preferred stock, covenants and any initial public offering price of the debt securities and specific terms of related guarantees,

•

in the case of preferred stock, the specific designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to transferability, dividends and other distributions, qualifications, terms and conditions of redemption and any initial public offering price,

•	in the case of depositary shares, the fractional share of preferred stock represented by each such depositary share,
•	in the case of warrants or rights, the duration, offering price, exercise price and detachability, and
•	in the case of units, the constituent securities comprising the units, the offering price and detachability.

In addition, the specific terms may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve the status of BioMed Realty Trust, Inc. as a real estate investment trust, or REIT, for United States federal income tax purposes.

The applicable prospectus supplement will also contain information, where applicable, about certain United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

The securities may be offered directly by BioMed Realty Trust, Inc., BioMed Realty, L.P., or any selling security holder from time to time, through agents designated by BioMed Realty Trust, Inc. or BioMed Realty, L.P., or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About This Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

BioMed Realty Trust, Inc.’s common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol “BMR.” On November 12, 2010, the last reported sale price of BioMed Realty Trust, Inc.’s common stock was $17.63 per share.

You should consider the risks that we have described in “Risk Factors” on page 1 before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2010.

References in this prospectus to the “Company” or the “guarantor” refer to BioMed Realty Trust, Inc., a Maryland corporation. References in this prospectus to “we,” “our” and “us” refer to the Company, together with its consolidated subsidiaries, including BioMed Realty, L.P. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to our “operating partnership” or the “operating partnership” refer to BioMed Realty, L.P., a Maryland limited partnership, together with its consolidated subsidiaries. References to “common stock” refer to the common stock of BioMed Realty Trust, Inc.

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

i

OUR COMPANY

BioMed Realty Trust, Inc., a Maryland corporation, and BioMed Realty, L.P., a Maryland limited partnership, were formed on April 30, 2004. We commenced operations on August 11, 2004 after the Company completed its initial public offering. The Company operates as a fully integrated, self-administered and self-managed real estate investment trust, or REIT, focused on acquiring, developing, owning, leasing and managing laboratory and office space for the life science industry. We conduct our business and own our assets principally through our operating partnership. Our tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. Our properties are generally located in markets with well established reputations as centers for scientific research, including Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey. At September 30, 2010, our portfolio consisted of 78 properties, representing 125 buildings with an aggregate of approximately 11.4 million rentable square feet.

Our senior management team has significant experience in the real estate industry, principally focusing on properties designed for life science tenants. As of September 30, 2010, we had 150 employees.

Our principal offices are located at 17190 Bernardo Center Drive, San Diego, California 92128. Our telephone number at that location is (858) 485-9840. Our website is located at www.biomedrealty.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to BioMed Realty Trust, Inc.’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, BioMed Realty, L.P.’s General Form for Registration of Securities on Form 10 filed with the Securities and Exchange Commission on October 27, 2010 and subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the other information contained in this prospectus, as updated by subsequent filings of BioMed Realty Trust, Inc. and BioMed Realty, L.P. under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Forward-Looking Statements.”

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process, with BioMed Realty Trust, Inc. as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this process, the Company may sell debt securities (including related guarantees), common stock, preferred stock, depositary shares, warrants, rights and units, and our operating partnership may sell debt securities, in each case in one or more offerings. In addition, selling security holders to be named in a prospectus supplement may sell certain of our securities from time to time. This prospectus provides you with a general description of the securities the Company, our operating partnership or any selling security holder may offer. Each time the Company, our operating partnership or any selling security holder sells securities, the Company, our operating partnership or the selling security holder will provide a prospectus supplement containing specific information about the terms of the applicable offering. Such prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

The Company, our operating partnership or any selling security holder may offer the securities directly, through agents, or to or through underwriters or dealers. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of the securities. See “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

WHERE YOU CAN FIND MORE INFORMATION

The Company and our operating partnership file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our Securities and Exchange Commission filings, including our registration statement, are also available to you on the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the Securities and Exchange Commission that also is incorporated or deemed to be incorporated by reference in this prospectus or in the applicable prospectus supplement modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference the following documents we filed with the Securities and Exchange Commission:

•	BioMed Realty Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009,

•	BioMed Realty Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010,

•	BioMed Realty Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010,

•	BioMed Realty Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010,

•	BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2010,

•	BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2010,

•	BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2010,

•	BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2010,

•	BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2010,

•	BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2010,

•	BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2010,

•	BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2010,

•	BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2010,

•	BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2010,

•	BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2010,

•	BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2010,

•	BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 29, 2010,

•	BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2010,

•	the description of BioMed Realty Trust, Inc.’s common stock included in its registration statement on Form 8-A filed with the Securities and Exchange Commission on July 30, 2004,

•

the description of BioMed Realty Trust, Inc.’s Series A Cumulative Redeemable Preferred Stock included in its registration statement on Form 8-A filed with the Securities and Exchange Commission on January 17, 2007,

•	BioMed Realty, L.P.’s General Form for Registration of Securities on Form 10 filed with the Securities and Exchange Commission on October 27, 2010,

•	BioMed Realty, L.P.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010,

•	BioMed Realty, L.P.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2010, and

•

all documents filed by BioMed Realty Trust, Inc. and BioMed Realty, L.P. with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the underlying securities.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Securities and Exchange Commission, such information or exhibit is specifically not incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed to BioMed Realty Trust, Inc., 17190 Bernardo Center Drive, San Diego, California 92128, Attention: Secretary or by telephone at (858) 485-9840.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference in each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Also, documents we subsequently file with the Securities and Exchange Commission and incorporate by reference will contain forward- looking statements. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our pro forma financial statements and other pro forma information incorporated by reference and all our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	adverse economic or real estate developments in the life science industry or in our target markets, including the inability of our tenants to obtain funding to run their businesses,

•	our dependence upon significant tenants,

•	our failure to obtain necessary outside financing on favorable terms or at all, including the continued availability of our unsecured line of credit,

•	general economic conditions, including downturns in the national and local economies,

•	volatility in financial and securities markets,

•	defaults on or non-renewal of leases by tenants,

•	our inability to compete effectively,

•	increased interest rates and operating costs,

•	our inability to successfully complete real estate acquisitions, developments and dispositions,

•	risks and uncertainties affecting property development and construction,

•	reductions in asset valuations and related impairment charges,

•	the loss of services of one or more of our executive officers,

•	our failure to successfully operate acquired properties and operations,

•	the Company’s failure to maintain its status as a real estate investment trust, or REIT,

•	our failure to maintain our investment grade credit ratings with the rating agencies,

•	government approvals, actions and initiatives, including the need for compliance with environmental requirements,

•	the effects of earthquakes and other natural disasters,

•	lack of or insufficient amounts of insurance, and

•	changes in real estate, zoning and other laws and increases in real property tax rates.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors,” including the risks incorporated therein from BioMed Realty Trust, Inc’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and BioMed Realty, L.P.’s General Form for Registration of Securities on Form 10 filed with the Securities and Exchange Commission on October 27, 2010 and subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as updated by our future filings.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, the Company intends to contribute the net proceeds from any sale of its securities pursuant to this prospectus to our operating partnership. Our operating partnership intends to subsequently use the net proceeds contributed by the Company, as well as any net proceeds from the sale of its debt securities pursuant to this prospectus, to potentially acquire or develop additional properties and for general corporate purposes, which may include the repayment of existing indebtedness and improvements to the properties in our portfolio. Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with the Company’s intention to continue to qualify as a REIT for federal income tax purposes. Further details regarding the use of the net proceeds from the sale of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

If a prospectus supplement includes an offering by selling security holders, we will not receive any proceeds from such sales.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the Company’s ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods shown:

	Nine Months Ended September 30, 2010	Year Ended December 31,
		2009	2008	2007	2006	2005
Ratio of earnings to fixed charges	1.4	1.7	1.3	1.2	1.6	1.7
Ratio of earnings to combined fixed charges and preferred stock dividends	1.2	1.4	1.1	1.0	1.6	1.7

The following table sets forth our operating partnership’s ratios of earnings to fixed charges and earnings to combined fixed charges and preferred unit distributions for the periods shown:

	Nine Months Ended September 30, 2010	Year Ended December 31,
		2009	2008	2007	2006	2005
Ratio of earnings to fixed charges	1.4	1.7	1.3	1.2	1.6	1.7
Ratio of earnings to combined fixed charges and preferred unit distributions	1.2	1.4	1.1	1.0	1.6	1.7

The ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. The ratios of earnings to combined fixed charges and preferred stock dividends or preferred unit distributions, as applicable, are computed by dividing earnings by combined fixed charges and preferred stock dividends or preferred unit distributions, as applicable. “Earnings” consist of net income (loss) before noncontrolling interests and fixed charges, and “fixed charges” consist of interest expense, capitalized interest and amortization of deferred financing fees, whether expensed or capitalized, and interest within rental expense.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

This prospectus describes the general terms and provisions of our debt securities and related guarantees, if any. When BioMed Realty Trust, Inc. or BioMed Realty, L.P. offers to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities may be offered in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be the direct, unsecured obligations of either BioMed Realty Trust, Inc. or BioMed Realty, L.P., and will rank equally with all of BioMed Realty Trust, Inc. or BioMed Realty, L.P.’s other unsecured and unsubordinated indebtedness.

The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement, and you should read the indenture and our debt securities carefully for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meaning specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of the Company’s board of directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

Each indenture will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of our debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, and, if the debt securities are issued by our operating partnership, they may be fully and unconditionally guaranteed by the Company. We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:

•	the title of the debt securities,

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities,

•	any limit on the aggregate principal amount of the debt securities,

•	the date or dates on which we will pay the principal on the debt securities,

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date,

•

the place or places where principal of, premium and interest on the debt securities will be payable, where debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us relating to debt securities and the indenture may be served,

•	the terms and conditions upon which we may redeem the debt securities,

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities,

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations,

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof,

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities,

•	the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount,

•	the currency of denomination of the debt securities,

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made,

•

if payments of principal of, and premium and interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined,

•

the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index,

•	any provisions relating to any security provided for the debt securities,

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities,

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities,

•	any other terms of the debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series,

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities,

•

any provisions relating to conversion of any debt securities, including if applicable, the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such debt securities are redeemed,

•	whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof,

•

whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee, and

•	a discussion of any material United States federal income tax consequences applicable to an investment in such debt securities.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, cash or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We, and any guarantor, may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•

we are, or the applicable guarantor is, the surviving entity or the successor person (if other than us or the guarantor) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our or the guarantor’s obligations on the debt securities or any applicable guarantee and under the indenture,

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture, and

•	certain other conditions are met.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period),

•	default in the payment of principal of or premium on any debt security of that series when due and payable,

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture,

•	certain events of bankruptcy, insolvency or reorganization of our company, and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series, and

•

the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver,

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security,

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities,

•	reduce the principal amount of discount securities payable upon acceleration of maturity,

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration),

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security,

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments, or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities, and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•

direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof, or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF COMMON STOCK

General

This prospectus describes the general terms of the Company’s common stock. For a more detailed description of these securities, you should read the applicable provisions of the Maryland General Corporation Law, or MGCL, and the Company’s charter and bylaws, as amended and supplemented from time to time. Copies of the Company’s existing charter and bylaws are filed with the Securities and Exchange Commission and are incorporated by reference as exhibits to the registration statement, of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

When the Company offers to sell shares of a particular class or series of stock, the Company will describe the specific terms of the class or series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The Company’s charter provides that it may issue up to 200,000,000 shares of common stock, $0.01 par value per share. The Company’s charter authorizes the Company’s board of directors to amend the Company’s charter to increase or decrease the number of authorized shares of any class or series without stockholder approval. As of November 11, 2010, 130,842,009 shares of the Company’s common stock were issued and outstanding. Under Maryland law, stockholders generally are not liable for the Company’s debts or obligations.

All shares of the Company’s common stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the Company’s charter regarding the restrictions on transfer and ownership of stock, holders of shares of the Company’s common stock are entitled to receive dividends on such stock if, as and when authorized by the board of directors out of assets legally available therefor and declared by the Company and to share ratably in the assets of the Company legally available for distribution to the Company’s stockholders in the event of the Company’s liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of the Company.

Subject to the provisions of the Company’s charter regarding the restrictions on transfer and ownership of stock, each outstanding share of the Company’s common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of the Company’s directors, which means that the holders of a majority of the outstanding shares of the Company’s common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of the Company’s common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of the Company’s charter regarding the restrictions on transfer and ownership of stock, shares of the Company’s common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless such action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. The Company’s charter provides, except with respect to an amendment to the section relating to the removal of directors and the corresponding reference in the general amendment provision, that the foregoing items may be approved by a majority of all the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that our operating partnership or any other subsidiary can merge or transfer all of its assets without a vote of the Company’s stockholders.

The Company’s charter authorizes its board of directors to classify and reclassify any unissued shares of the Company’s common stock into other classes or series of stock. Prior to issuance of shares of each class or series, the Company’s board of directors is required by the MGCL and the Company’s charter to set, subject to the provisions of its charter regarding the restrictions on transfer and ownership of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series.

Power to Increase Authorized Stock and Issue Additional Shares of the Company’s Common Stock

We believe that the power of the Company’s board of directors to amend the Company’s charter to increase the number of authorized shares of stock, to cause the Company to issue additional authorized but unissued shares of the Company’s common stock and to classify or reclassify unissued shares of the Company’s common stock and thereafter to cause the Company to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by the Company’s stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although the Company’s board of directors does not currently intend to do so, it could authorize the Company to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for the Company’s stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer

To assist us in complying with certain federal income tax requirements applicable to REITs, the Company has adopted certain restrictions relating to the ownership and transfer of the Company’s stock. See “Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s common stock is BNY Mellon Investor Services.

DESCRIPTION OF PREFERRED STOCK

General

This prospectus describes the general terms of the Company’s preferred stock. For a more detailed description of these securities, you should read the applicable provisions of the MGCL and the Company’s charter and bylaws, as amended and supplemented from time to time. Copies of the Company’s existing charter and bylaws are filed with the Securities and Exchange Commission and are incorporated by reference as exhibits to the registration statement, of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

When the Company offers to sell a particular class or series of stock, the Company will describe the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The Company’s charter provides that the Company may issue up to 15,000,000 shares of preferred stock, $0.01 par value per share. The Company’s charter authorizes its board of directors to amend the Company’s charter to increase or decrease the number of authorized shares of any class or series without stockholder approval.

As of November 11, 2010, 9,200,000 shares of Series A preferred stock were issued and outstanding. Dividends are cumulative on the Series A preferred stock from the date of original issuance in the amount of $1.84375 per share each year, which is equivalent to 7.375% per annum of the $25.00 liquidation preference per share. Dividends on the Series A preferred stock are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. Following a change in control, if the Series A preferred stock is not listed on the NYSE, the American Stock Exchange or NASDAQ, holders will be entitled to receive (when and as authorized by the board of directors and declared by the Company out of funds legally available therefor), cumulative cash dividends from, but excluding, the first date on which both the change of control and the delisting occurred at an increased rate of 8.375% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $2.09375 per share) for as long as the Series A preferred stock is not listed. The Series A preferred stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. Upon liquidation, dissolution or winding up, the Series A preferred stock will rank senior to the common stock with respect to the payment of distributions and other amounts. The Company is not allowed to redeem the Series A preferred stock before January 18, 2012, except in limited circumstances to preserve the Company’s status as a REIT or at any time following a change of control that the Series A preferred stock is not listed on the NYSE, the American Stock Exchange or NASDAQ. On or after January 18, 2012, the Company may, at its option, redeem the Series A preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on such Series A preferred stock up to, but excluding the redemption date. Holders of the Series A preferred stock generally have no voting rights except for limited voting rights if the Company fails to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. The Series A preferred stock is not convertible into or exchangeable for any of our other property or securities.

The Company’s charter authorizes its board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any class or series. Prior to issuance of shares of each class or series, the Company’s board of directors is required by the MGCL and the Company’s charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series.

The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of the Company’s common stock. Although the Company’s board of directors does not have the intention at this present time, it could establish a series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Company’s common stock or otherwise be in the best interest of the holders thereof. Management believes that the availability of preferred stock will provide the company with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise.

Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.

The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to such class or series. A prospectus supplement, relating to each class or series, will specify the terms of the preferred stock as follows:

•	the designation and stated value of the preferred stock,

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock,

•	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock,

•	whether the dividends on the preferred stock are cumulative or not and, if cumulative, the date from which dividends on the preferred stock shall accumulate,

•	the provision for a sinking fund, if any, for the preferred stock,

•	the provision for redemption, if applicable, of the preferred stock,

•	any listing of the preferred stock on any securities exchange,

•	preemptive rights, if any,

•	the terms and conditions, if applicable, upon which the preferred stock will be converted into the Company’s common stock, including the conversion price (or manner of calculation thereof),

•	a discussion of any material United States federal income tax consequences applicable to an investment in the preferred stock,

•	any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve the Company’s status as a REIT,

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company,

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company’s affairs,

•	any voting rights, if any, of the preferred stock, and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank: (1) senior to all classes or series of the Company’s common stock, and to any other class or series of the Company’s stock expressly designated as ranking junior to the preferred stock, (2) on parity with any class or series of the Company’s stock expressly designated as ranking on parity with the preferred stock and (3) junior to any other class or series of the Company’s stock expressly designated as ranking senior to the preferred stock.

Conversion Rights

The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into the Company’s common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of the Company’s common stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power to Increase Authorized Stock and Issue Additional Shares of the Company’s Preferred Stock

The Company’s board of directors has the power to amend the Company’s charter to increase the number of authorized shares of stock, to cause the Company to issue additional authorized but unissued shares of the Company’s preferred stock and to classify or reclassify unissued shares of the Company’s preferred stock and thereafter to cause the Company to issue such classified or reclassified shares of stock. The additional classes or series will be available for issuance without further action by the Company’s stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although the Company’s board of directors does not intend to do so, it could authorize the Company to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for the Company’s stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer

To assist us in complying with certain federal income tax requirements applicable to REITs, the Company has adopted certain restrictions relating to the ownership and transfer of the Company’s stock. The Company expects to adopt similar restrictions with respect to any additional class or series of capital stock offered pursuant to this prospectus under the articles supplementary for each such class or series. The applicable prospectus supplement will specify any additional ownership limitation relating to such class or series. See “Restrictions on Ownership and Transfer.”

Transfer Agent

The transfer agent and registrar for the Company’s preferred stock is BNY Mellon Investor Services.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of the Company’s preferred stock. Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of the Company’s preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among the Company, the depositary and the holders of the certificates representing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, the Company’s charter and the form of articles supplementary for the applicable class or series of preferred stock.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of the Company’s preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock transferred to a trust for the benefit of one or more charitable beneficiaries. See “Restrictions on Ownership and Transfer.”

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Redemption

If the series of the Company’s preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever the Company redeems any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from the Company and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of the Company’s preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares represented thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder represent a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt representing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts representing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt representing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt representing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by the Company upon not less than 30 days’ prior written notice to the applicable depositary if (1) such termination is necessary to preserve the Company’s status as a REIT or (2) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares represented by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve the Company’s status as a REIT, then we will use our best efforts to list the Company’s preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares thereunder shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of the Company and such distribution shall have been distributed to the holders of depositary receipts representing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into stock of the Company not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares represented by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts. The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

Miscellaneous

The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from the Company which are received by the depositary as the holder of preferred stock. The applicable prospectus supplement will include information about the rights, if any, of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.

Neither the depositary nor the Company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The Company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and the Company, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from the Company.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or depositary shares and may issue warrants independently or together with debt securities, common stock, preferred stock or depositary shares or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between the Company or the operating partnership, and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Debt Warrants

The applicable prospectus supplement will describe the terms of the debt warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the debt warrants,

•	the aggregate number of the debt warrants outstanding,

•	the price or prices at which the debt warrants will be issued,

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants,

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security,

•

the date, if any, on and after which the debt warrants and the related securities will be separately transferable, including any limitations on ownership and transfer of such warrants as may be appropriate to preserve the Company’s status as a REIT,

•	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the debt securities may be purchased upon exercise,

•	the provisions, if any, for changes to or adjustments in the exercise price,

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire,

•	the minimum or maximum amount of debt warrants that may be exercised at any one time,

•	information with respect to book-entry procedures, if any,

•	a discussion of material United States federal income tax considerations applicable to an investment in the debt warrants, and

•	any other terms of the debt warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders, and will not be entitled to payments of principal, premium or interest on, the securities purchasable upon the exercise of debt warrants.

Equity Warrants

The applicable prospectus supplement will describe the terms of the warrants to purchase depositary shares, common stock or preferred stock, or equity warrants, in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the equity warrants,

•	the aggregate number of the equity warrants outstanding,

•	the price or prices at which the equity warrants will be issued,

•	the type and number of securities purchasable upon exercise of the equity warrants,

•

the date, if any, on and after which the equity warrants and the related securities will be separately transferable, including any limitations on ownership and transfer of such warrants as may be appropriate to preserve the Company’s status as a REIT,

•	the price at which each security purchasable upon exercise of the equity warrants may be purchased,

•	the provisions, if any, for changes to or adjustments in the exercise price,

•	the date on which the right to exercise the equity warrants shall commence and the date on which such right shall expire,

•	the minimum or maximum amount of equity warrants that may be exercised at any one time,

•	information with respect to book-entry procedures, if any,

•	any anti-dilution protection,

•	a discussion of material United States federal income tax considerations applicable to an investment in the equity warrants, and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Equity warrant certificates will be exchangeable for new equity warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their equity warrants, holders of equity warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the depositary shares, common stock or preferred stock purchasable upon such exercise may be entitled.

Except as provided in the applicable prospectus supplement, the exercise price and the number of depositary shares, shares of the Company’s common stock or shares of the Company’s preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to the holders of the underlying common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of the underlying common stock or preferred stock, as the case may be. In lieu of adjusting the number of shares purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant will have the right to the kind and amount of shares of the Company’s stock and other securities and property, including cash, receivable by a holder of the number of depositary shares, shares of the Company’s common stock or shares of the Company’s preferred stock into which each equity warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such number of debt securities, depositary shares, shares of the Company’s common stock or shares of the Company’s preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants that are represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to the Company’s stockholders to purchase shares of the Company’s common stock. Each series of rights will be issued under a separate rights agreement to be entered into between the Company and a bank or trust company, as rights agent. The rights agent will act solely as the Company’s agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The statements made in this section relating to the rights are summaries only. These summaries are not complete. When the Company issues rights, the Company will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable rights agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

The Company will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution,

•	the aggregate number of shares of the Company’s common stock purchasable upon exercise of the rights,

•	the exercise price,

•	the aggregate number of rights issued,

•

the date, if any, on and after which the rights will be separately transferable, including any limitations on ownership and transfer of such rights as may be appropriate to preserve the Company’s status as a REIT,

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire,

•	a discussion of any material United States federal income tax considerations applicable to an investment in the rights, and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of the Company’s common stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, the Company will, as soon as practicable, forward the shares of common stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, the Company may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:

•	the title of any series of units,

•	identification and description of the separate constituent securities comprising the units,

•	the price or prices at which the units will be issued,

•

the date, if any, on and after which the constituent securities comprising the units will be separately transferable, including any limitations on ownership and transfer of such units as may be appropriate to preserve the Company’s status as a REIT,

•	information with respect to any book-entry procedures,

•	a discussion of any material United States federal income tax considerations applicable to an investment in the units, and

•	any other terms of the units and their constituent securities.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

The following summary with respect to restrictions on ownership and transfer of the Company’s stock sets forth certain general terms and provisions of the Company’s charter to which any prospectus supplement may relate. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Company’s charter. Copies of the Company’s existing charter are filed with the Securities and Exchange Commission and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Any amendment or supplement to the Company’s charter relating to an issuance of securities pursuant to this prospectus shall be filed with the Securities and Exchange Commission and shall be incorporated by reference as an exhibit to the applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In order for the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, the Company’s stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the Company’s outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

The Company’s charter contains restrictions on the amount of shares of the Company’s stock that a person may own. No person may acquire or hold, directly or indirectly, (1) in excess of 9.8% in value of the aggregate of the Company’s outstanding shares of capital stock, (2) common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the Company’s outstanding shares of common stock or (3) Series A preferred stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the Company’s outstanding Series A preferred stock.

The Company’s charter further prohibits (1) any person from owning shares of the Company’s stock that would result in the Company being “closely held” under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT and (2) any person from transferring shares of the Company’s stock if the transfer would result in the Company’s stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire shares of the Company’s stock that may violate any of these restrictions, or who is the intended transferee of shares of the Company’s stock which are transferred to a trust, as described below, is required to give the Company immediate written notice (or, in the case of a proposed or attempted transaction, at least 15 days’ prior written notice) and provide the Company with such information as the Company may request in order to determine the effect of the transfer on the Company’s status as a REIT. The above restrictions will not apply if the Company’s board of directors determines that it is no longer in the Company’s best interests to continue to qualify as a REIT.

The Company’s board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if it:

•

determines that such ownership will not cause any individual’s beneficial or constructive ownership of shares of the Company’s capital stock to result in the Company’s being “closely held” under Section 856(h) of the Code or that any exemption from the ownership limit will not jeopardize the Company’s status as a REIT, and

•

determines that such stockholder does not and will not own, actually or constructively, an interest in a tenant of the Company’s (or a tenant of any entity owned in whole or in part by the Company) that would cause the Company to own, actually or constructively, in excess of a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause the Company to fail to qualify as a REIT under the Code.

As a condition of the Company’s waiver, the board of directors may require an opinion of counsel or Internal Revenue Service, or IRS, ruling satisfactory to the board of directors, and/or representations or undertakings from the applicant with respect to preserving the Company’s REIT status.

Any attempted transfer of the Company’s stock which, if effective, would result in the Company’s stock being owned by fewer than 100 persons will be null and void and the intended transferee will not acquire any rights in the shares of stock. Any attempted transfer of the Company’s stock which, if effective, would result in violation of the ownership limits discussed above or in the Company being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of the Company’s stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends, to vote the shares, or to any other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of a charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust must be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trustee and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from the Company that shares of the Company’s stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee (net of any commissions and other expenses of the sale) from the sale or other disposition of the shares. Any net sales proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of the Company’s stock have been transferred to the trustee, the shares are sold by the proposed transferee, then (1) the shares will be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess must be paid to the trustee upon demand.

In addition, shares of the Company’s stock held in the trust will be deemed to have been offered for sale to the Company, or the Company’s designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date the Company, or the Company’s designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to the Company, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

If any shares of the Company’s stock are represented by certificates, such certificates will bear a legend referring to the restrictions described above.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the Company’s stock, within 30 days after the end of each taxable year, is required to give the Company written notice, stating his name and address, the number of shares of each class and series of the Company’s stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner will provide the Company with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on the Company’s status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will, upon demand, be required to provide the Company with such information as the Company may request in good faith in order to determine the Company’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the Company’s common stock or otherwise be in the best interest of the Company’s stockholders.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF BIOMED REALTY, L.P.

The material terms and provisions of the Agreement of Limited Partnership of BioMed Realty, L.P. which we refer to as the “partnership agreement” are summarized below. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Management of Our Operating Partnership

Our operating partnership, BioMed Realty, L.P., is a Maryland limited partnership that was formed on April 30, 2004. The Company is the sole general partner of our operating partnership, and the Company conducts substantially all of our business in or through it. As sole general partner of our operating partnership, the Company exercises exclusive and complete responsibility and discretion in its day-to-day management and control. The Company can cause the operating partnership to enter into certain major transactions including acquisitions, dispositions and refinancings, subject to limited exceptions. The limited partners of the operating partnership may not transact business for, or participate in the management activities or decisions of, the operating partnership, except as provided in the partnership agreement and as required by applicable law. Some restrictions in the partnership agreement restrict our ability to engage in a business combination as more fully described in “— Termination Transactions” below.

The limited partners of the operating partnership expressly acknowledged that the Company, as general partner of the operating partnership, is acting for the benefit of the operating partnership, the limited partners and the Company’s stockholders collectively. The Company is under no obligation to give priority to the separate interests of the limited partners or the Company’s stockholders in deciding whether to cause the operating partnership to take or decline to take any actions. If there is a conflict between the interests of the Company’s stockholders on one hand and the limited partners on the other, the Company will endeavor in good faith to resolve the conflict in a manner not adverse to either the Company’s stockholders or the limited partners; provided, however, that for so long as the Company owns a controlling interest in the operating partnership, any conflict that cannot be resolved in a manner not adverse to either the Company’s stockholders or the limited partners will be resolved in favor of the Company’s stockholders. The Company is not liable under the partnership agreement to the operating partnership or to any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by limited partners in connection with such decisions, so long as the Company has acted in good faith.

The partnership agreement provides that substantially all of the Company’s business activities, including all activities pertaining to the acquisition and operation of properties, must be conducted through the operating partnership, and that the operating partnership must be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT.

Transferability of Interests

Except in connection with a transaction described in “— Termination Transactions” below, the Company, as general partner, may not voluntarily withdraw from the operating partnership, or transfer or assign all or any portion of the Company’s interest in the operating partnership, without the consent of the holders of a majority of the limited partnership interests (including the Company’s 97.5% limited partnership interest therein) except for permitted transfers to its affiliates. Currently, any transfer of units by the limited partners, except to the

Company, as general partner, to an affiliate of the transferring limited partner, to other original limited partners, to immediate family members of the transferring limited partner, to a trust for the benefit of a charitable beneficiary, or to a lending institution as collateral for a bona fide loan, subject to specified limitations, will be subject to a right of first refusal by the Company and must be made only to “accredited investors” as defined under Rule 501 of the Securities Act.

Capital Contributions

The Company contributed to the operating partnership all of the net proceeds of the Company’s IPO as the Company’s initial capital contribution in exchange for a 91.5% partnership interest. Some of the Company’s directors, executive officers and their affiliates contributed properties and assets to the operating partnership and became limited partners and, together with other limited partners, initially owned the remaining 8.5% limited partnership interest. As of November 11, 2010, the Company owned a 97.8% partnership interest and other limited partners, including some of the Company’s directors, executive officers and their affiliates, owned the remaining 2.2% partnership interest (including long-term incentive plan units).

The partnership agreement provides that the Company, as general partner, may determine that the operating partnership requires additional funds for the acquisition of additional properties or for other purposes. Under the partnership agreement, the Company is obligated to contribute the proceeds of any offering of stock as additional capital to the operating partnership. The operating partnership is authorized to cause partnership interests to be issued for less than fair market value if the Company concludes in good faith that such issuance is in the best interests of the operating partnership.

The partnership agreement provides that the Company may make additional capital contributions, including properties, to the operating partnership in exchange for additional partnership units. If the Company contributes additional capital and receives additional partnership interests for the capital contribution, the Company’s percentage interests will be increased on a proportionate basis based on the amount of the additional capital contributions and the value of the operating partnership at the time of the contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if the Company contributes additional capital and receives additional partnership interests for the capital contribution, the capital accounts of the partners may be adjusted upward or downward to reflect any unrealized gain or loss attributable to the properties as if there were an actual sale of the properties at the fair market value thereof. Limited partners have no preemptive right or obligation to make additional capital contributions.

The operating partnership could issue preferred partnership interests in connection with acquisitions of property or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from the operating partnership, including the partnership interests that our wholly owned subsidiaries own.

Amendments of the Partnership Agreement

Amendments to the partnership agreement may be proposed by the Company, as general partner, or by limited partners holding at least 25% of the units held by limited partners.

Generally, the partnership agreement may be amended, modified or terminated only with the approval of partners holding 50% of all outstanding units (including the units held by the Company as general partner and as a limited partner). However, as general partner, the Company will have the power to unilaterally amend the partnership agreement without obtaining the consent of the limited partners as may be required to:

•	add to the Company’s obligations as general partner or surrender any right or power granted to the Company as general partner for the benefit of the limited partners,

•	reflect the issuance of additional units or the admission, substitution, termination or withdrawal of partners in accordance with the terms of the partnership agreement,

•	set forth or amend the designations, rights, powers, duties and preferences of the holders of any additional partnership interests issued by the operating partnership,

•	reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect,

•

cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that will not otherwise be inconsistent with the partnership agreement or law,

•	satisfy any requirements, conditions or guidelines of federal or state law,

•	reflect changes that are reasonably necessary for the Company, as general partner, to maintain the Company’s status as a REIT,

•	modify the manner in which capital accounts are computed, or

•	amend or modify any provision of the partnership agreement in connection with a termination transaction.

Amendments that would convert a limited partner’s interest into a general partner’s interest, modify the limited liability of a limited partner, alter a partner’s right to receive any distributions or allocations of profits or losses or materially alter or modify the redemption rights described below (other than a change to reflect the seniority of any distribution or liquidation rights of any preferred units issued in accordance with the partnership agreement) must be approved by each limited partner that would be adversely affected by such amendment; provided that any such amendment does not require the unanimous consent of all the partners who are adversely affected unless the amendment is to be effective against all adversely affected partners.

In addition, without the written consent of limited partners holding a majority of the units, the Company, as general partner, may not do any of the following:

•	take any action in contravention of an express prohibition or limitation contained in the partnership agreement,

•

enter into or conduct any business other than in connection with the Company’s role as general partner of the operating partnership and the Company’s operation as a public reporting company and as a REIT,

•	acquire an interest in real or personal property other than through the operating partnership or our subsidiary partnerships,

•	withdraw from the operating partnership or transfer any portion of the Company’s general partnership interest, except to an affiliate, or

•	be relieved of the Company’s obligations under the partnership agreement following any permitted transfer of the Company’s general partnership interest.

Redemption/Exchange Rights

Limited partners who acquired units in our formation transactions have the right to require the operating partnership to redeem part or all of their units for cash based upon the fair market value of an equivalent number of shares of the Company’s common stock at the time of the redemption. Alternatively, the Company may elect to acquire those units in exchange for shares of the Company’s common stock. The Company’s acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events. With each redemption or exchange, the Company increases the Company’s percentage ownership interest in the operating partnership. Limited partners who hold units may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of the Company’s common stock being issued, any person’s actual or constructive stock ownership would exceed the Company’s ownership limits, or violate any other restriction as provided in the Company’s charter as described under the section entitled “Restrictions on Ownership and Transfer.” In all cases, unless the Company agrees otherwise, no limited partner may exercise its redemption right for fewer than 1,000 units or, if a limited partner holds fewer than 1,000 units, all of the units held by such limited partner.

Issuance of Additional Units, Common Stock or Convertible Securities

As sole general partner, the Company has the ability to cause the operating partnership to issue additional units representing general and limited partnership interests. These additional units may include preferred limited partnership units. In addition, the Company may issue additional shares of the Company’s common stock or convertible securities, but only if the Company causes the operating partnership to issue to the Company partnership interests or rights, options, warrants or convertible or exchangeable securities of the operating partnership having parallel designations, preferences and other rights, so that the economic interests of the operating partnership’s interests issued are substantially similar to the securities that the Company has issued.

Tax Matters

The Company is the tax matters partner of the operating partnership. The Company has the authority to make tax elections under the Code on behalf of the operating partnership.

Allocations of Net Income and Net Losses to Partners

The net income or net loss of the operating partnership generally will be allocated to the Company, as the general partner, and to the limited partners in accordance with our respective percentage interests in the operating partnership. However, in some cases losses may be disproportionately allocated to partners who have guaranteed debt of the operating partnership. The allocations described above are subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations. See “Material United States Federal Income Tax Considerations — Tax Aspects of The Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

Operations and Distributions

The partnership agreement provides that the Company, as general partner, will determine and distribute the net operating cash revenues of the operating partnership, as well as the net sales and refinancing proceeds, in such amount as determined by the Company in the Company’s sole discretion, quarterly, pro rata in accordance with the partners’ percentage interests.

The partnership agreement provides that the operating partnership will assume and pay when due, or reimburse the Company for payment of all costs and expenses relating to the operations of, or for the benefit of, the operating partnership.

Termination Transactions

The partnership agreement provides that the Company, as general partner, may not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of our assets or any reclassification or any recapitalization or change in our outstanding equity interests, each a termination transaction, unless in connection with a termination transaction either:

(1) all limited partners will receive, or have the right to elect to receive, for each unit an amount of cash, securities, or other property equal to the product of:

•	the number of shares of the Company’s common stock into which each unit is then exchangeable, and

•

the greatest amount of cash, securities or other property paid to the holder of one share of the Company’s common stock in consideration of one share of the Company’s common stock in the termination transaction, provided that, if, in connection with a termination transaction, a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of the Company’s common stock, each holder of units will receive, or will have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its redemption right and received shares of the Company’s common stock in exchange for its units immediately prior to the expiration of such purchase, tender or exchange offer and accepted such purchase, tender or exchange offer, or

(2) the following conditions are met:

•

substantially all of the assets of the surviving entity are held directly or indirectly by the operating partnership or another limited partnership or limited liability company that is the surviving entity of a merger, consolidation or combination of assets with the operating partnership,

•

the holders of units own a percentage interest of the surviving entity based on the relative fair market value of the net assets of the operating partnership and the other net assets of the surviving entity immediately prior to the consummation of the transaction,

•

the rights, preferences and privileges of such unit holders in the surviving entity are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving entity, and

•

the limited partners may redeem their interests in the surviving entity for either the consideration available to the common limited partners pursuant to the first paragraph in this section, or if the ultimate controlling person of the surviving entity has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and the Company’s common stock.

Term

The operating partnership will continue in full force and effect until December 31, 2104, or until sooner dissolved in accordance with its terms or as otherwise provided by law.

Indemnification and Limitation of Liability

To the fullest extent permitted by applicable law, the partnership agreement requires the operating partnership to indemnify the Company, as general partner, and the Company’s officers, directors and any other persons the Company may designate from and against any and all claims arising from operations of the operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith, fraud or was the result of active and deliberate dishonesty,

•	the indemnitee actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Similarly, the Company, as general partner of the operating partnership, and the Company’s officers, directors, agents or employees, are not liable or accountable to the operating partnership for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission so long as the Company acted in good faith.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY’S  CHARTER AND BYLAWS

The following is a description of certain provisions of Maryland law and of the Company’s charter and bylaws. This description is not complete and is subject to, and qualified in its entirety by reference to, Maryland law and the Company’s charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The Company’s Board of Directors

The Company’s charter and bylaws provide that its board of directors may establish the number of directors of the Company as long as the number is not fewer than the minimum required under the MGCL nor, unless the Company’s bylaws are amended, more than 15. Except as may be provided by the Company’s board of directors in setting the terms of any class or series of preferred stock, any vacancy on the board of directors may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, even if the remaining directors do not constitute a quorum.

Pursuant to the Company’s charter, each of the directors is elected by the Company’s stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies. Directors are elected by a plurality of all the votes cast at a duly called meeting of stockholders, and holders of shares of the Company’s common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of the Company’s common stock will be able to elect all of the Company’s directors.

Removal of Directors

The Company’s charter provides that a director may be removed only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the provision in the Company’s bylaws authorizing its board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Business Combinations

Maryland law prohibits “business combinations” between the Company and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of the Company’s stock, or

•

an affiliate or associate of the Company who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the Company’s then-outstanding voting stock.

A person is not an interested stockholder if the Company’s board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the Company’s board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Company’s board of directors.

After the five-year prohibition, any business combination between the Company and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by the Company’s board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the Company’s then-outstanding shares of voting stock, and

•

two-thirds of the votes entitled to be cast by holders of the Company’s voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the Company’s common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The Company’s board of directors has adopted a resolution exempting any business combination between the Company and any person from the business combination provisions of the MGCL, provided such business combination is first approved by the Company’s board of directors (including a majority of the directors who are not affiliates or associates of such person). However, this resolution may be altered or repealed in whole or in part at any time.

The Company can provide no assurance that its board of directors will not amend or rescind this resolution in the future. If this resolution is repealed, or the Company’s board of directors does not otherwise approve a business combination, the business combination statute may discourage others from trying to acquire control of the Company and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiring person, or by officers or by directors who are our employees, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Company’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

The Company’s bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company’s common stock. The Company can provide no assurance that its board of directors will not amend or eliminate such provision in the future. Should this happen, the control share acquisition statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Other Anti-Takeover Provisions of Maryland Law

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and with at least three independent directors to elect to be subject to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement to remove a director,

•	a requirement that the number of directors be fixed only by the vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

A corporation can elect into this statute by provision in its charter or bylaws or by a resolution of its board of directors. Furthermore, a corporation can elect to be subject to the above provisions regardless of any contrary provisions in its charter or bylaws.

Through provisions in the Company’s charter and bylaws unrelated to Subtitle 8, (1) vacancies on the board may be filled exclusively by the remaining directors, (2) the number of directors may be fixed only by the vote of the directors, (3) a two-thirds vote is required to remove any director from the board and (4) unless called by the chairman of the board, chief executive officer, president or the board of directors, the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting is required to call a special meeting.

Amendment to the Company’s Charter and Bylaws

The Company’s charter may generally be amended only if declared advisable by the board of directors and approved by the affirmative vote of the stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter under consideration. However, the provision regarding director removal and the corresponding amendment provision may be amended only if advised by the board of directors and approved by the affirmative vote of the stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter. The Company’s bylaws provide that only the board of directors may amend or repeal the Company’s bylaws or adopt new laws.

Advance Notice of Director Nominations and New Business

The Company’s bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to the Company’s notice of the meeting,

•	by or at the direction of the board of directors, or

•

by a stockholder who is a stockholder of record both at the time of giving the stockholder’s notice required by the Company’s bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in the Company’s bylaws.

With respect to special meetings of stockholders, only the business specified in the Company’s notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the board of directors may be made only:

•	pursuant to the Company’s notice of the meeting,

•	by or at the direction of the board of directors, or

•

provided that the board of directors has determined that directors will be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving the stockholder’s notice required by the Company’s bylaws and at the time of the meeting, who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Company’s bylaws.

Generally, under the Company’s bylaws, a stockholder seeking to nominate a director or bring other business before the Company’s annual meeting of stockholders must deliver a notice to our secretary not later than the close of business on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting. For a stockholder seeking to nominate a candidate for the Company’s board of directors, the notice must describe various matters regarding the nominee, including name, address, occupation and number of shares held, and other specified matters. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Company’s Charter and Bylaws

The provisions of the Company’s charter on removal of directors and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for the Company’s common stockholders or otherwise be in their best interest. Likewise, if the Company’s board of directors were to rescind the resolution exempting business combinations from the business combination provisions of the MGCL (or does not otherwise approve a business combination) or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Ownership Limit

The Company’s charter provides that no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, (1) more than 9.8% in value of the aggregate of the Company’s outstanding shares of capital stock, (2) more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the Company’s outstanding shares of common stock or (3) more than 9.8% in value or number of shares, whichever is more restrictive, of the Company’s Series A preferred stock. We refer to this restriction as the “ownership limit.” For a more detailed description of this restriction and the constructive ownership rules, see “Restrictions on Ownership and Transfer.”

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material United States federal income tax considerations regarding our election to be taxed as a real estate investment trust, or REIT, and the acquisition, ownership and disposition of certain of the securities offered by this prospectus which are anticipated to be material to purchasers of such securities. The United States federal income tax considerations relevant to your ownership of the securities offered by this prospectus may be supplemented in the applicable prospectus supplement or other offering materials that relates to those securities. Your tax treatment will vary depending upon the terms of the specific securities that you acquire, as well as your particular situation. Except as otherwise indicated and except for purposes of the section under the heading “Taxation of Holders of Debt Securities Offered by BioMed Realty Trust, Inc. or BioMed Realty, L.P.,” for purposes of this section under the heading “Material United States Federal Income Tax Considerations,” references to “BioMed,” “we,” “our,” and “us” mean only BioMed Realty Trust Inc., and not its subsidiaries, except as otherwise indicated. This summary is based on current law, is for general information only and is not tax advice.

This summary assumes that the securities offered by this prospectus are held as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code). Your tax treatment will vary depending on your particular situation, and this discussion does not address all the tax consequences that may be relevant to you in light of your particular circumstances. This discussion does not address the tax consequences relevant to persons who receive special treatment under the United States federal income tax law, except to the extent discussed specifically herein. Holders receiving special treatment include, without limitation:

•	financial institutions, banks and thrifts,

•	insurance companies,

•	tax-exempt organizations,

•	“S” corporations,

•	traders in securities that elect to mark to market,

•	partnerships, pass-through entities and persons holding our securities through a partnership or other pass-through entity,

•	holders subject to the alternative minimum tax,

•	regulated investment companies and REITs,

•	foreign corporations or partnerships, and persons who are not residents or citizens of the United States,

•	broker-dealers or dealers in securities or currencies,

•	United States expatriates,

•	persons holding our securities as a hedge against currency risks or as a position in a straddle,

•	except to the extent discussed below, non-U.S. holders (as defined below), and

•	U.S. holders (as defined below) whose functional currency is not the United States dollar.

When we use the term “U.S. holder,” we mean a beneficial holder of our securities who, for United States federal income tax purposes:

•	is a citizen or resident of the United States,

•

is a corporation, partnership, limited liability company or other entity treated as a corporation or partnership for United States federal income tax purposes created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia unless, in the case of a partnership or limited liability company, Treasury Regulations provide otherwise,

•	is an estate the income of which is subject to United States federal income taxation regardless of its source, or

•

is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or a trust that has a valid election in place to be treated as a United States person.

If you hold our securities and are not a U.S. holder, you are a “non-U.S. holder.”

The information in this summary is based on current law, including:

•	the Code,

•	current, temporary and proposed Treasury regulations promulgated under the Code,

•	the legislative history of the Code,

•	current administrative interpretations and practices of the Internal Revenue Service, or IRS, and

•	court decisions,

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT or concerning the treatment of the securities offered by this prospectus, and the statements in this summary are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged. State, local and foreign income tax laws may differ substantially from any corresponding federal income tax laws. This discussion does not address any aspect of the laws of any state, local or foreign jurisdiction, or any federal tax other than the income tax.

You are urged to consult your tax advisors regarding the tax consequences to you of:

•	the acquisition, ownership, and/or sale or other disposition of the securities offered under this prospectus, including the federal, state, local, foreign and other tax consequences,

•	our election to be taxed as a REIT for federal income tax purposes, and

•	potential changes in the applicable tax laws.

Taxation of Our Company

General. We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2004. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 2004, and we intend to continue to be organized and operate in this manner. However, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through our actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operated, in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify.”

The sections of the Code and the corresponding Treasury regulations that relate to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and the holders of certain of its securities. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.

Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT. In connection with the registration statement of which this prospectus is a part, Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ending December 31, 2004, we have been organized and have operated in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Latham & Watkins LLP has no obligation to update its opinion subsequent to its date. Further, the anticipated income tax treatment described in this summary may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See “— Failure to Qualify.”

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that is generally required to pay tax at the corporate level. Double taxation generally means taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay federal income tax as follows:

•	We will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•

If we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect.

•

We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (b) the amount by which 95% of our gross income (90% for our taxable year ended December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury regulations are either made or forgone by us or by the entity from which the assets are acquired, in each case, depending on the date such acquisition occurred.

•

We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest represent amounts that are deducted by our taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. See “— Penalty Tax.”

•	Certain of our subsidiaries are C corporations, the earnings of which will be subject to United States federal corporate income tax.

•

We may be required to pay penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders.

•

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.

Requirements for Qualification as a Real Estate Investment Trust. The Code defines a “REIT” as a corporation, trust or association:

(1) that is managed by one or more trustees or directors,

(2) that issues transferable shares or transferable certificates to evidence its beneficial ownership,

(3) that would be taxable as a domestic corporation, but for special Code provisions applicable to REITs,

(4) that is not a financial institution or an insurance company within the meaning of certain provisions of the Code,

(5) that is beneficially owned by 100 or more persons,

(6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year, and

(7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive during the relevant time periods. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. Moreover, if our failure to satisfy the share ownership requirements is due to reasonable cause and not willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure. See the section below entitled “— Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships and Limited Liability Companies. In the case of a REIT which is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in the hands of the REIT, including for purposes of satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership in which it owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this summary, including the REIT income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “— Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.” The treatment described above also applies with respect to the ownership of interests in limited liability companies that are treated as partnerships for tax purposes.

We have control of our operating partnership and the subsidiary partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. In the future, we or our operating partnership may be a limited partner or non-managing member in a partnership or limited liability company. If such a partnership or limited liability company were to take actions which could jeopardize our status as a REIT or require us to pay tax, we could be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. See “— Failure to Qualify.”

Ownership of Interests in Qualified REIT Subsidiaries. We may from time to time own certain wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and we do not elect with the corporation to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including the REIT qualification tests. Thus, in applying the federal income tax requirements described in this summary, any qualified REIT subsidiary we own is ignored, and all assets, liabilities, and items of income, gain, loss, deduction and credit of such subsidiary are treated as our assets, liabilities and items of income, gain, loss, deduction, and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities described below under “— Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation, other than a REIT, with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of its taxable REIT subsidiaries will not be subject to the 10% or 5% asset tests described below. See “Asset Tests.”

We currently hold an interest in one taxable REIT subsidiary and may acquire securities in additional taxable REIT subsidiaries in the future.

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008, from (a) investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or (b) some types of temporary investments. Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain designated hedges of indebtedness, and certain foreign currency gains recognized after July 30, 2008, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales,

•

We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is also our taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value,

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”, and

•

We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend, and as a general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we conclude, based on the advice of our tax counsel, the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

Income we receive that is attributable to the rental of parking spaces at the properties will constitute rents from real property for purposes of the REIT gross income tests if certain services provided with respect to the parking facilities are performed by independent contractors from whom we derive no income, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. The term “hedging transaction” generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income we derive from a hedging transaction, including gain from the sale or disposition thereof, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction will be treated as nonqualifying income for purposes of the 75% gross income test if entered into on or prior to July 30, 2008 and will be treated as qualifying income for purposes of the 95% gross income test if entered into prior to January 1, 2005. To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure our hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent our taxable REIT subsidiary pays dividends, we generally will derive our allocable share of such dividend income through our interest in our operating partnership. Such dividend income will qualify under the 95%, but not the 75%, REIT gross income test. We will monitor the amount of the dividend and other income from our taxable REIT subsidiary and we will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the REIT income tests. While we expect these actions will prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury regulations to be issued, and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause or was due to willful neglect. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “— Taxation of Our Company — General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our operating partnership’s investment objectives. We and our operating partnership do not intend to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our taxable REIT subsidiary to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

From time to time, our taxable REIT subsidiary may provide services to our tenants. We intend to set the fees paid to our taxable REIT subsidiary for such services at arm’s length rates, although the fees paid may not satisfy the safe harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets, including our allocable share of the assets held by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Solely for purposes of the 10% value test, however, certain securities including, but not limited to “straight debt” securities having specified characteristics, loans to an individual or an estate, obligations to pay rents from real property and securities issued by a REIT, are disregarded as securities. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 25% (20% for taxable years beginning before January 1, 2009) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We believe that the value of our taxable REIT subsidiary has not exceeded, and believe that in the future it will not exceed, the limitations set forth above. So long as this subsidiary qualifies as our taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of this subsidiary. We may acquire securities in other taxable REIT subsidiaries in the future.

With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 25% value limitation, the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will agree with our determinations of value.

The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values unless we (directly or through our operating partnership or through our subsidiary partnerships and limited liability companies) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in our operating partnership or other partnerships and limited liability companies which own such securities), or acquire other assets. For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights. If we fail to satisfy an asset test because we acquire securities or other property during a quarter, including as a result of an increase in our interest in our operating partnership, we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within the 30 days after the close of any calendar quarter as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued and (2) disclosing certain information to the IRS. In such case, we will be required to pay a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any calendar quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or a reduction in our operating partnership’s overall interest in an issuer will not be required. If we fail to timely cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT. See “— Failure to Qualify” below.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income,” and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognize on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset, over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. The amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as general partner, to take such steps as may be necessary to cause our operating partnership to distribute an amount sufficient to permit us to meet these distribution requirements.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may be required to borrow funds to pay cash dividends or to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. Recent guidance issued by the IRS sets forth a safe harbor pursuant to which certain part-stock and part-cash dividends distributed by publicly traded REITs with respect to calendar years 2008 through 2011, and in some cases declared as late as December 31, 2012, will be treated as distributions for purposes of the REIT distribution requirements. Under the terms of this guidance, up to 90% of our distributions could be paid in shares of our common stock.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the distribution requirements and excise tax described above, distributions declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

Specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction and non-corporate distributees, including individuals, may be eligible for the preferential tax rates on the qualified dividend income (applicable through 2010, unless extended by Congress). Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General. All of our investments are held through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships (or disregarded entities) for federal income tax purposes. In general, entities that are classified as partnerships (or disregarded entities) for federal income tax purposes are treated as “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax thereon, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our pro rata share of the foregoing items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests and subject to special rules relating to the 10% asset test described above, we will include our pro rata share of the assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interest. See “— Taxation of Our Company.”

Entity Classification. Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of one or more of these entities as a partnership (or disregarded entity), as opposed to an association taxable as a corporation for federal income tax purposes. If our operating partnership, or a subsidiary partnership or limited liability company, were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “— Taxation of Our Company — Asset Tests” and “— Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “— Failure to Qualify” for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in the tax status of our operating partnership’s or a subsidiary partnership’s or limited liability company’s status might be treated as a taxable event. In that case, we might incur a tax liability without any related cash distributions. We believe our operating partnership and each of our other partnerships and limited liability companies will be classified as a partnership or a disregarded entity for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. The operating partnership agreement generally provides that items of operating income and loss will be allocated to the holders of units in proportion to the number of units held by each such unit holder. Certain limited partners have agreed to guarantee debt of our operating partnership, either directly or indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guarantees or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of our operating partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our operating partnership, which net loss would have otherwise been allocable to us.

If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation would be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Appreciated property was contributed to our operating partnership in exchange for interests in our operating partnership in connection with our formation. The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. We and our operating partnership have agreed to use the “traditional method” for accounting for book-tax differences for the properties initially contributed to our operating partnership. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of our operating partnership (1) will or could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “— Taxation of Our Company — Requirements for Qualification as a Real Estate Investment Trust” and “— Annual Distribution Requirements.” To the extent our depreciation is reduced, or our gain on sale is increased, stockholders may recognize additional dividend income without an increase in distributions.

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Taxation of Holders of Our Capital Stock

The following summary describes certain of the federal income tax consequences to you of owning and disposing of our capital stock. If you are considering purchasing our capital stock, you should consult your tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our capital stock arising under other federal laws and the laws of any state, local or foreign taxing jurisdiction.

Taxable U.S. Holders Generally

Distributions Generally. Distributions out of our current or accumulated earnings and profits, other than capital gain dividends and certain amounts subject to corporate level taxation as discussed below, will constitute dividends taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “— Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent provided in “— Tax Rates” below, the preferential tax rates on qualified dividend income applicable to non-corporate taxpayers. For purposes of determining whether distributions to holders of our capital stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to distributions on our outstanding preferred stock, and then to distributions on our outstanding common stock.

To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in its shares of our capital stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gains. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their income tax returns any of our net operating losses or capital losses.

Certain stock dividends, including dividends partially paid in our common stock and partially paid in cash that comply with guidance issued by the IRS, will be taxable to recipient U.S. holders to the same extent as if paid in cash. See “Taxation of the Company — Annual Distribution Requirements” above. As a result, U.S. holders could recognize taxable income in excess of the cash received and may be required to pay tax with respect to such dividends in excess of the cash received.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our capital stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of such class of capital stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

•

include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable,

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s long-term capital gains,

•	receive a credit or refund for the amount of tax deemed paid by it,

•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it, and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. holder of our shares will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock. If a U.S. holder sells or disposes of shares of our capital stock, except as set forth below under “Redemption or Repurchase by Us”, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held the capital stock for more than one year at the time of such sale or disposition. If, however, a U.S. holder recognizes loss upon the sale or other disposition of our capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits, generally at ordinary income rates, unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder,

•	results in a “complete termination” of the U.S. holder’s stock interest in us, or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Distributions Generally.” A U.S. holder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described above under “— Dispositions of Our Capital Stock.”

Information Reporting and Backup Withholding. We are required to report to our U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a holder may be subject to backup withholding with respect to dividends paid unless the holder comes within certain exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “— Taxation of Non-U.S. Holders.”

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of our capital stock generally should not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, “debt-financed property” is property, the acquisition or holding of which is financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our stock will be publicly traded, we cannot guarantee that this is or will always be the case.

Taxation of Non-U.S. Holders

The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-U.S. holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the purchase, ownership, and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally. Distributions (including certain stock dividends) that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the non-U.S. holder’s adjusted basis in our capital stock, but rather will reduce the adjusted basis of such capital stock. To the extent that these distributions exceed a non-U.S. holder’s adjusted basis in our capital stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except with respect to certain distributions attributable to the sale of United States real property interests as described below, we expect to withhold United States income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate, or

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

(1) the investment in our capital stock is treated as effectively connected with the non-U.S. holder’s United States trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above, or

(2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 35% (or 15% to the extent provided in Treasury regulations) of any distribution to non-U.S. holders that is designated as a capital gain dividend, or, if greater, 35% (or 15% to the extent provided in Treasury regulations) of a distribution to the non-U.S. holders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. holder’s United States federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the

non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the capital stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. stockholder’s proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.

Sale of Our Capital Stock. Gain recognized by a non-U.S. holder upon the sale or exchange of our capital stock generally will not be subject to United States federal income taxation unless such stock constitutes a “United States real property interest” within the meaning of FIRPTA. Our capital stock will not constitute a “United States real property interest” so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a domestically-controlled qualified investment entity, and because our capital stock is publicly traded, no assurance can be given that we will continue to be a domestically-controlled qualified investment entity.

Notwithstanding the foregoing, gain from the sale or exchange of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our capital stock is treated as effectively connected with the non-U.S. holder’s United States trade or business or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we qualify as a domestically controlled qualified investment entity, upon disposition of our capital stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of United States real property interest if the non-U.S. holder (1) disposes of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our capital stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our capital stock.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. holder sells or exchanges our capital stock, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a United States real property interest if:

(1) our capital stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE, and

(2) such non-U.S. holder owned, actually and constructively, 5% or less of our capital stock throughout the applicable testing period.

If gain on the sale or exchange of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or exchange of our capital stock were subject to taxation under FIRPTA, and if shares of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock would be required to withhold and remit to the IRS 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our capital stock exceed the non-U.S. holder’s substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. holder’s federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our capital stock may not satisfy a non-U.S. holder’s entire tax liability under FIRPTA, and such non-U.S. holder remains liable for the timely payment of any remaining tax liability.

Backup Withholding Tax and Information Reporting. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Legislation Relating to Foreign Accounts. On March 18, 2010, President Obama signed into law the Hiring Incentives to Restore Employment Act of 2010, which may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders who own the common stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, the our common stock paid to a foreign financial institution or to a foreign non-financial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The legislation applies to payments made after December 31, 2012. Prospective investors should consult their tax advisors regarding this legislation.

Taxation of Holders of Debt Securities Issued by BioMed Realty Trust, Inc. or BioMed Realty, L.P.

The following summary describes the principal United States federal income tax consequences to you purchasing, owning and disposing of debt securities issued by BioMed Realty Trust, Inc. or BioMed Realty, L.P. For purposes of this section under the heading “— Taxation of Holders of Debt Securities Issued by BioMed Realty Trust, Inc. or BioMed Realty, L.P.,” references to “we,” “our,” and “us” mean either BioMed Realty Trust Inc. or BioMed Realty, L.P., as applicable, to indicate the issuer of the debt securities. This discussion assumes the debt securities will be issued without original issue discount, or OID. OID with respect to a debt security is the excess, if any, of the debt security’s “stated redemption price at maturity” over its “issue price.” The “stated redemption price at maturity” is the sum of all payments provided by the debt security, whether designated as interest or as principal, other than payments of “qualified stated interest.” Interest on debt security generally will constitute qualified stated interest if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property, other than debt instruments issued by us, at least annually at a single fixed rate. The “issue price” of a debt security is the first price at which a substantial amount of the debt securities in the issuance that includes such debt security is sold for money, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The amount of OID with respect to a debt security will be treated as zero if the OID is less than an amount equal to 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity, or, in the case of a debt security that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the debt security. If one or more series of debt securities are issued with OID, disclosure concerning the tax considerations arising therefrom will be included with the applicable prospectus supplement. If you are considering purchasing our debt securities, you should consult your tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our debt securities arising under the laws of any state, local or foreign taxing jurisdiction.

Taxable U.S. Holders of Our Debt Securities

Stated Interest. U.S. holders generally must include interest on the debt securities in their federal taxable income as ordinary income:

•	when it accrues, if the U.S. holder uses the accrual method of accounting for federal income tax purposes, or

•	when the U.S. holder actually or constructively receives it, if the U.S. holder uses the cash method of accounting for federal income tax purposes.

If we redeem or otherwise repurchase the debt securities, we may be obligated to pay additional amounts in excess of stated principal and interest. Unless otherwise provided in an applicable prospectus supplement, we intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of this additional payment. Assuming such position is respected, a U.S. holder would be required to include in income the amount of any such additional payment at the time such payment is received or accrued in accordance with such U.S. holder’s method of accounting for United States federal income tax purposes. If the IRS successfully challenged this position, and the debt securities were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a rate higher than the stated interest rate on the debt securities and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a debt security. U.S. holders are urged to consult their tax advisors regarding the potential application to the debt securities of the contingent payment debt instrument rules and the consequences thereof.

Sale, Exchange or Other Taxable Disposition of the Debt Securities. Unless a nonrecognition provision applies, U.S. holders must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of gain or loss equals the difference between (1) the amount the U.S. holder receives for the debt security in cash or other property, valued at fair market value, less the amount thereof that is attributable to accrued but unpaid interest on the debt security and (2) the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s initial tax basis in a debt security generally will equal the price the U.S. holder paid for the debt security.

Gain or loss generally will be long-term capital gain or loss if at the time the debt security is disposed of it has been held for more than one year. Otherwise, it will be a short-term capital gain or loss. The deductibility of capital losses is subject to limitations. Payments attributable to accrued interest which have not yet been included in income will be taxed as ordinary interest income.

Information Reporting and Backup Withholding. Backup withholding at the applicable statutory rate may apply when a U.S. holder receives interest payments on a debt security or proceeds upon the sale or other disposition of a debt security. Certain holders including, among others, certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to a U.S. holder who provides his or her social security or other taxpayer identification number in the prescribed manner unless:

•	the IRS notifies us or our paying agent that the taxpayer identification number provided is incorrect,

•	the U.S. holder fails to report interest and dividend payments received on the U.S. holder’s tax return and the IRS notifies us or our paying agent that backup withholding is required, or

•	the U.S. holder fails to certify under penalty of perjury that backup withholding does not apply.

A U.S. holder of debt securities who provides us or our paying agent with an incorrect taxpayer identification number may be subject to penalties imposed by the IRS. If backup withholding does apply, the U.S. holder may request a refund of the amounts withheld or use the amounts withheld as a credit against the U.S. holder’s United States federal income tax liability as long as the U.S. holder timely provides the required information to the IRS. U.S. holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption.

We will be required to furnish annually to the IRS and to holders of debt securities information relating to the amount of interest paid on the debt securities, and that information reporting may also apply to payments of proceeds from the sale of the debt securities to those holders. Some holders, including corporations, financial institutions and certain tax-exempt organizations, generally are not subject to information reporting.

Non-U.S. Holders of Our Debt Securities

This section applies to you if you are a non-U.S. holder of our debt securities. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest. Interest paid to a non-U.S. holder will not be subject to United States federal income taxes or withholding tax if the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, and the non-U.S. holder:

•	does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock,

•	is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Internal Revenue Code,

•	is not a bank that received such debt securities on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and

•

provides the appropriate certification as to the non-U.S. holder’s status. A non-U.S. holder can generally meet this certification requirement by providing a properly executed Internal Revenue Service Form W-8BEN or appropriate substitute form to us or our paying agent. If the debt securities are held through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder may be required to provide appropriate documentation to the agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

If a non-U.S. holder does not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest effectively connected with a United States trade or business, however, would not be subject to a 30% withholding tax so long as the non-U.S. holder provides us or our paying agent an adequate certification (currently on IRS Form W-8ECI), but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally. In addition, if the payment of interest is effectively connected with a foreign corporation’s conduct of a United States trade or business, that foreign corporation may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, a non-U.S. holder must provide a properly executed IRS Form W-8BEN claiming exemption from or reduction in withholding before the payment of interest, and a non-U.S. holder may be required to obtain a United States taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Sale, Exchange or Other Taxable Disposition of Debt Securities. Non-U.S. holders generally will not be subject to United States federal income tax on any amount which constitutes capital gain upon a sale, exchange, redemption, retirement or other taxable disposition of a debt security, unless either of the following is true:

•

the non-U.S. holder’s investment in the debt securities is effectively connected with the conduct of a United States trade or business and, if an income tax treaty applies, the non-U.S. holder maintains a “permanent establishment” in the United States to which the gain is attributable, or

•

the non-U.S. holder is a nonresident alien individual holding the debt security as a capital asset, is present in the United States for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met.

For non-U.S. holders described in the first bullet point above, the net gain derived from the retirement or disposition of the debt securities generally would be subject to United States federal income tax at the rates applicable to United States persons generally (or lower applicable treaty rate). In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt security is effectively connected with the foreign corporation’s conduct of a United States trade or business. Non-U.S. holders described in the second bullet point above will be subject to a flat 30% United States federal income tax on the gain derived from the retirement or disposition of their debt securities, which may be offset by United States source capital losses, even though non-U.S. holders are not considered residents of the United States.

Backup Withholding and Information Reporting. Backup withholding and information reporting generally will not apply to payments made to a non-U.S. holder with respect to the debt securities, provided that we do not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person and the holder has given us the certification described above under “Non-U.S. Holders of Our Debt Securities — Payments of Interest.” In addition, a non-U.S. holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of debt securities within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that the holder is a United States person, as defined in the Internal Revenue Code, or the non-U.S. holder otherwise establishes an exemption. However, we may be required to report annually to the Internal Revenue Service and to a non-U.S. holder the amount of, and the tax withheld with respect to, any interest (including any OID) paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the holder’s United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders of debt securities should consult their tax advisors regarding the application of backup withholding and information reporting in their particular situation, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available.

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” has generally been reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year) or to dividends properly designated by the REIT as “capital gain dividends.” The currently applicable provisions of the United States federal income tax laws relating to the 15% tax rate are currently scheduled to “sunset” or revert to the provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income. In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

In addition, newly enacted legislation requires certain U.S. holders that are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends, interest on and capital gains from the sale or other disposition of stock or debt obligations for taxable years beginning after December 31, 2012. U.S. holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our capital stock or debt securities.

New Legislation Relating to Foreign Accounts

Recently enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-United States entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends, interest and sales proceeds to U.S. holders who own our capital stock or debt securities through foreign accounts or foreign intermediaries and certain non-U.S. holders. The legislation imposes a 30% withholding tax on dividends and interest on, and gross proceeds from the sale or other disposition of, capital stock or debt securities paid to a foreign financial institution or to a foreign non-financial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. The legislation applies to payments made after December 31, 2012, but does not apply to debt instruments outstanding on March 18, 2012. Prospective investors should consult their tax advisors regarding this legislation.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction or any federal tax other than the income tax. You should consult your tax advisors regarding the effect of federal, state, local and foreign tax laws with respect to our tax treatment as a REIT and on an investment in our securities.

PLAN OF DISTRIBUTION

We may sell the securities domestically or abroad to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through dealers or agents, or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at: (1) a fixed price or prices, which may be changed, (2) market prices prevailing at the time of sale, (3) prices related to the prevailing market prices at the time of sale or (4) negotiated prices. We also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. The maximum compensation to be received by any FINRA member will not exceed 8% of the gross offering proceeds in connection with the sale of the securities registered hereunder. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than the Company’s common stock and Series A preferred stock, which are listed on the NYSE). If we sell any shares of the Company’s common stock or Series A preferred stock pursuant to a prospectus supplement, such shares will be listed on the NYSE, subject to official notice of issuance. We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Latham & Watkins LLP, San Diego, California. Venable LLP, Baltimore, Maryland, has issued an opinion to us regarding certain matters of Maryland law.

EXPERTS

The consolidated financial statements and financial statement schedule III of BioMed Realty Trust, Inc. and subsidiaries as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2009 consolidated financial statements and financial statement schedule III makes reference to BioMed Realty Trust, Inc. retrospectively applying certain adjustments upon the adoption of new accounting standards related to noncontrolling interests, exchangeable senior notes, and earnings per share.

The consolidated financial statements and financial statement schedule III of BioMed Realty, L.P. and subsidiaries as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2009 consolidated financial statements and financial statement schedule III makes reference to BioMed Realty, L.P. retrospectively applying certain adjustments upon the adoption of new accounting standards related to noncontrolling interests, exchangeable senior notes, and earnings per unit.

The combined statement of revenue and certain expenses of the Chamberlin Portfolio for the year ended December 31, 2009 has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s report refers to the fact that the combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of revenue and expenses.

$

BioMed Realty, L.P.

        % Senior Notes due

fully and unconditionally guaranteed by

BioMed Realty Trust, Inc.

PRELIMINARY PROSPECTUS SUPPLEMENT

June     , 2012

Wells Fargo Securities

KeyBanc Capital Markets

Morgan Stanley

UBS Investment Bank